Exhibit 10.1

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated effective as of May 10, 2017

among

CORTLAND CAPITAL MARKET SERVICES LLC,
as Administrative Agent;

and

OTHER FINANCIAL INSTITUTIONS AND BANKS,

as Banks;

and

ENERJEX KANSAS, INC. (f/k/a MIDWEST ENERGY, INC.),

BLACK RAVEN ENERGY, INC.,

WORKING INTEREST, LLC,

ADENA, LLC,

KANSAS HOLDINGS, LLC

and

BLACK SABLE ENERGY, LLC,

collectively, as Borrowers

SENIOR SECURED $4,500,000 TERM LOAN

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5.06	Litigation	28
5.07	No Default	29
5.08	Title; Liens; Priority of Liens	29
5.09	Environmental Compliance	29
5.10	Insurance	30
5.11	Taxes	30
5.12	ERISA Compliance	30
5.13	Subsidiaries	30
5.14	Disclosure	31
5.15	Compliance with Laws	31
5.16	Suspended Revenues	31
5.17	Tax Shelter Regulations	31
5.18	Oil and Gas Leases	31
5.19	Oil and Gas Contracts	32
5.20	Producing Wells	32
5.21	Purchasers of Production	32
5.22	Swap Contracts	32
5.23	Solvency and Insurance	32
5.24	Material Agreements; Debt Instruments	32

ARTICLE VI AFFIRMATIVE COVENANTS		33
6.01	Financial Statements	33
6.02	Certificates; Other Information	34
6.03	Notices	34
6.04	Payment of Obligations	35
6.05	Preservation of Existence, Etc.	35
6.06	Maintenance of Properties	36
6.07	Maintenance of Insurance	36
6.08	Compliance with Laws	36
6.09	Books and Records	36
6.10	Inspection Rights	36
6.11	Use of Proceeds	37
6.12	Accounts	37
6.13	Additional Borrowers and New Guarantors	37
6.14	Collateral Records	37
6.15	Security Interests	38
6.16	Title Defects	38
6.17	Maintenance of Tangible Property	38
6.18	Inspection of Tangible Assets/Right of Audit	38
6.19	Leases	38
6.20	Operation of Borrower Oil and Gas Properties	39
6.21	Change of Purchasers of Production	39
6.22	Legal Fees	39
6.23	Title and Liens	39
6.24	Material Agreements	39
6.25	Production Reports	40
6.26	Transfer of Kansas Assets	40

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6.27	Kansas Assets	40

ARTICLE VII NEGATIVE COVENANTS		40
7.01	Liens	40
7.02	Investments; Acquisitions	41
7.03	Indebtedness	42
7.04	Fundamental Changes	42
7.05	Dispositions	43
7.06	Restricted Payments	43
7.07	Change in Nature of Business; Material Agreements	43
7.08	Transactions with Affiliates	43
7.09	Margin Regulations	44
7.10	Pooling or Unitization	44
7.11	Hedging	44
7.12	[Reserved].	44
7.13	Agreements Restricting Liens	44
7.14	Compliance with ERISA	44

ARTICLE VIII THE AGENTS		45
8.01	Authorization and Action	45
8.02	Administrative Agent’s Reliance, Etc.	46
8.03	Administrative Agent and its Affiliates	46
8.04	Bank Credit Decision	47
8.05	Administrative Agent Indemnity	47
8.06	Successor Agents	48
8.07	Notice of Default	48

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		49
9.01	Events of Default	49
9.02	Remedies Upon Event of Default	51
9.03	Application of Funds	51

ARTICLE X MISCELLANEOUS		52
10.01	Amendments, Etc.	52
10.02	Notices and Other Communications; Facsimile Copies	52
10.03	No Waiver; Cumulative Remedies	53
10.04	Attorney Costs and Expenses	53
10.05	Indemnification by Borrowers	54
10.06	Payments Set Aside	55
10.07	Successors and Assigns; Participation; Purchasing Banks	55
10.08	Set-off	58
10.09	Interest Rate Limitation	58
10.10	Counterparts	58
10.11	INTEGRATION; FINAL AGREEMENT	58
10.12	Survival of Representations and Warranties	59
10.13	Severability	59
10.14	Governing Law; Submission to Jurisdiction	59

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10.15	DISPUTE RESOLUTION; WAIVER OF JURY TRIAL; CLASS ACTION WAIVER; ARBITRATION; RELIANCE; DAMAGES	60
10.16	USA Patriot Act Notice	62
10.17	Time of the Essence	62
10.18	Amendments or Modifications	62
10.19	Amendment and Restatement	64
10.20	Controlling Provision Upon Conflict	64

SCHEDULES

1.01	Loan Amounts and Aggregate Loan Amount
5.06	Litigation
5.09	Environmental Matters
5.13	Subsidiaries
5.18	Kansas Leases
5.19	Oil and Gas Contracts
5.20	Wells
5.21	Purchasers of Production
5.24	Material Agreements; Debt Instruments
7.01	Existing Liens
7.03	Existing Indebtedness
10.02	Addresses for Notices
10.07	Loan Transfer Supplement

EXHIBITS

A	Borrower Oil and Gas Properties
B	[Reserved]
C	Form of Note
D	Form of Compliance Certificate
E	List of Collateral Documents
F	Form of Guaranty
G	Form of Joinder Agreement

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into effective as of May 10, 2017 among ENERJEX KANSAS, INC. (f/k/a Midwest Energy, Inc.), a Nevada corporation (“EnerJex Kansas”), BLACK RAVEN ENERGY, INC., a Nevada corporation (“Black Raven”), WORKING INTEREST, LLC, a Kansas limited liability company (“Working Interest”), ADENA, LLC, a Colorado limited liability company (“Adena”), KANSAS HOLDINGS, LLC, a Delaware limited liability company (“Kansas Holdings”) and BLACK SABLE ENERGY, LLC, a Texas limited liability company (“Black Sable”) (together with Subsidiaries of any such party that hereafter execute and deliver a Joinder Agreement, collectively, “Borrowers”), CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company, as administrative agent (in such capacity and together with its successors and permitted assigns in such capacity the “Administrative Agent”), and the several banks and financial institutions from time to time parties to this Credit Agreement (the “Banks” such term to include all undersigned Banks and all other financial institutions which subsequently become parties to this Agreement in accordance with Section 10.07 hereof).

WHEREAS, Borrowers (other than Kansas Holdings) and Parent, as borrowers, and Texas Capital Bank, N.A., as administrative agent and a lender, previously entered into the Existing Loan Agreement (as defined below).

WHEREAS, on or about February 17, 2017, the lenders under Existing Loan Agreement, assigned all of their interests in the loans and other rights and obligations of the Banks under the Credit Agreement and other Loan Documents to PWCM Investment Company IC LLC, Cibolo Holdings, LLC, RES Investment Group, LLC and Round Rock Development Partners, LP (“Interim Lenders”).

WHEREAS, pursuant to that certain Agency Appointment Agreement and Modification of Loan Documents dated as of April 25, 2017, Interim Lenders removed Texas Capital Bank, N.A., as administrative agent under the Existing Loan Agreement and appointed Administrative Agent as successor administrative agent.

WHEREAS, on or about May 9, 2017, Interim Lenders assigned all of their interests in the loans and other rights and obligations of the Banks under the Credit Agreement and other Loan Documents to Pass Creek Resources LLC, a Delaware limited liability company (“Pass Creek”).

WHEREAS, Borrowers have requested that Administrative Agent and the Banks amend, restate and rearrange the Existing Loan Agreement and provide a term loan, and Administrative Agent and the Banks are willing to do so on the terms and conditions set out herein (including the addition of Kansas Holdings as a Borrower).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

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ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01         Defined Terms. As used in this Agreement, the following terms shall have the meanings set out below:

“Administrative Agent” has the meaning specified in the preamble.

“Administrative Agent Fee Letter” means that certain letter agreement by and between Borrowers (other than Kansas Holdings), Parent, and Cortland Capital Market Services LLC dated as of April 25, 2017.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by or is under common Control with, the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote more than 25% of the securities having ordinary voting power for the election of the Governing Body of such Person.

“Aggregate Loan Amount” means the amount stated as the Aggregate Loan Amount on Schedule 1.01 attached hereto, as the same may be amended from time to time as provided in this Agreement.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Banks.

“Agreement” means this Second Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel incurred in connection with this Agreement, the other Loan Documents and the transactions contemplated hereunder and thereunder.

“Bank Parties” means the Banks and the Administrative Agent, and “Bank Party” means any of the Bank Parties.

“Banks” has the meaning specified in the preamble.

“Borrowers” has the meaning specified in the preamble.

“Borrower Oil and Gas Properties” means those Oil and Gas Properties of the EnerJex Entities that are Kansas Assets, including but not limited to (a) those Oil and Gas Properties of the EnerJex Entities that are described in Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time, and (b) any other Oil and Gas Properties of the EnerJex Entities that are described in and covered by (or that the Administrative Agent and the EnerJex Entities have attempted to describe in) any of the Collateral Documents, whether or not such Oil and Gas Properties are described in Exhibit A attached hereto, but only to the extent that such Oil and Gas Properties are Kansas Assets. Any reference to Exhibit A attached hereto shall be deemed to also refer to any Exhibit A attached to any and all mortgages, deeds of trust, and leasehold mortgages included in the Collateral Documents.

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“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of Texas.

“Business Entity” means a company, corporation, limited liability company, general partnership, limited partnership, partnership, joint venture, trust, business association, unincorporated organization, or other entity other than a natural Person, that has been formed and exists to conduct any line of business.

“Certificate of Formation” means any certificates, articles, or other instruments that are required or permitted to be filed with any designated agency of the jurisdiction in which a Business Entity is formed in order to evidence the legal formation of such Business Entity.

“Change of Control” means either of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the issued and outstanding shares of capital stock of any Loan Party having the right to vote for the election of directors of any Loan Party under ordinary circumstances; or (b) Parent ceases to own and control more than 50% of the beneficial ownership associated with the issued and outstanding shares of capital stock of any Loan Party.

“Closing Date” means May 10, 2017.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all regulations thereunder.

“Collateral” shall mean the assets and rights and interests in or to property of Borrowers and each of the other EnerJex Entities, whether real or personal, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Collateral Documents or the Existing Collateral Documents, including all amendments thereto. For the avoidance of doubt, notwithstanding anything in this Agreement, the Collateral Documents or the Existing Collateral Documents to the contrary, Collateral shall be limited to the Kansas Assets.

“Collateral Account” means a deposit account of Kansas Holdings, EnerJex Kansas or Working Interest that is subject to a fully-executed deposit account control agreement, in form and substance reasonably acceptable to Administrative Agent.

“Collateral Documents” means all agreements, instruments and documents heretofore, now or hereafter executed and delivered in connection with this Agreement pursuant to which Liens are granted or purported to be granted or assigned to Administrative Agent, for the benefit of the Banks, in Collateral securing all or part of the Obligations each in form and content reasonably satisfactory to Administrative Agent and, including without limitation, the Kansas Holdings Security Agreement, the Original Borrowers Security Agreement Amendment, the Supplemental Borrowers Security Agreement Amendment and those documents described on the attached Exhibit E.

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“Compliance Certificate” means the certificate of an authorized officer of the Borrowers submitted to the Administrative Agent from time to time pursuant to this Agreement and stating, to such officer’s knowledge, whether or not a Default has occurred and is continuing and, if such an event has occurred, the actions being taken by the Borrowers to remedy such situation and that GAAP has been used in the preparation of the Financial Statements subject to normal year-end audit adjustments and the absence of footnotes, which certificate shall be in the form attached hereto as Exhibit D.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Controlled Group” means all members of a controlled group of corporations and all other Business Entities under common control which, together with a Borrower, are treated as a single employer under Section 414 of the Code.

“Corporate Action” means action taken by the Governing Body of any Business Entity (not just a corporation) in order to authorize such Business Entity pursuant to its Governing Documentation to enter into and become bound by the terms of any particular transaction.

“Corporate Power” means the power and authority of a Business Entity (not just a corporation), under the terms of its Governing Documentation and applicable Law, to enter into, and become bound by, the terms of any particular transaction.

“Current Financial Statements” means the most recent Financial Statements delivered under Sections 6.01(a) or 6.01(b) or prior to delivery of any Financial Statements after the Closing Date, the Financial Statements dated as of and for the period ending December 31, 2016.

“Debt Instruments” means all instruments and agreements providing for, evidencing, securing or otherwise relating to any Indebtedness of Borrowers or any of their Subsidiaries, and all obligations of Borrowers or any of their Subsidiaries to issuers of surety or appeal bonds issued for account of Borrowers or any such Subsidiaries.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

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“Default Rate” means the lesser of (a) an interest rate equal to twenty percent (20%) per annum and (b) the Maximum Rate.

“Disposition” or “Dispose” means, whether voluntary or involuntary, the sale, transfer, assignment, conveyance, farm-out, forfeiture, license, lease or other disposition (including any sale and leaseback transaction but excluding involuntary condemnations) of any property (whether real or personal property) by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“EnerJex Entities” means, collectively, the Loan Parties and Parent.

“Environmental Laws” means (a) the following federal laws as they may be cited, referenced and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, and the Oil Pollution Act of 1990; (b) any and all environmental statutes of any state in which property of the Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other federal, state or local statute or any requirement, rule, regulation, code, ordinance or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling or release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person (including all rights as a member or shareholder of any Person).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

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“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate which liability remains unpaid or undischarged for thirty (30) days.

“Event of Default” has the meaning specified in Section 9.01.

“Existing Collateral Documents” means, collectively, all collateral documents and instruments executed and delivered in connection with the Existing Loan Agreement.

“Existing Loan Agreement” means that certain Amended and Restated Credit Agreement dated October 3, 2011, as amended heretofore, among Borrowers (other than Kansas Holdings) and Parent, as borrowers, and Texas Capital Bank, N.A., as original administrative agent and original lender.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Financial Statements” means the statements of the financial condition of the indicated Person, on a consolidated basis, as at the point in time and for the period indicated and consisting of at least a balance sheet, income statement and statement of cash flows, and when the foregoing are audited, accompanied by the certification of such Person’s independent certified public accountants and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP applied on a basis consistent with that of the preceding year, except for any inconsistency that results from changes in GAAP from year to year, and when the foregoing are not audited except for normal year-end audit adjustments and the absence of footnotes.

“GAAP” means generally accepted accounting principles in the United States set out in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

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“Governing Body” means, in the case of a corporation, its board of directors, in the case of a limited liability company, its (a) members, if the limited liability company is member managed, or (b) managers, if the limited liability company is manager managed, in the case of a general partnership or joint venture, the partners or the joint venturers thereof, respectively, in the case of a limited partnership, the applicable Governing Body of the general partner thereof, if such general partner is a Business Entity, and in the case of any other Business Entity not specified herein, the designees thereof that, pursuant to the Governing Documentation of such Business Entity, fulfill the responsibilities typically discharged by a board of directors of a corporation.

“Governing Documentation” means, in the case of a corporation, its certification of incorporation, articles of incorporation and bylaws, as amended, in the case of a limited liability company, its Certificate of Formation, its limited liability company agreement, and its operating agreement or regulations (or similar documentation as denominated under the laws of the jurisdiction in which it is formed), in the case of a partnership, joint venture or a limited partnership, the applicable partnership agreement or joint venture agreement, and in the case of any other Business Entity not specifically enumerated herein, the applicable documentation typically utilized in the jurisdiction where such Business Entity has been formed for purposes of initially forming such Business Entity according to the laws of such jurisdiction and thereafter operating and managing such Business Entity.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means the Subsidiaries of Borrowers, now or hereafter in existence, to the extent Administrative Agent does not require any such Subsidiary to execute the Joinder Agreement to be added as a Borrower hereunder.

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“Guaranty” means the Guaranty made by any Guarantor in favor of Administrative Agent and for the benefit of the Banks in the form attached hereto as Exhibit F, and shall not include the Limited Guaranty.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hydrocarbons” means crude oil, condensate, natural gas (including coal seam gas), natural gas liquids and other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances.

“Indebtedness” means, as to any Person at a particular time, without duplication (whether contingent or otherwise), all obligations required by GAAP to be classified upon such Person’s balance sheet as liabilities, including all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)          all indebtedness for borrowed money (whether as a direct obligor on a promissory note, a bond, debenture, loan agreement or other similar instruments or a reimbursement obligor on a letter of credit, a guarantor, or otherwise) of such Person;

(b)          all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)          all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(d)          indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e)          capital leases obligations; and

(f)          all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any capital lease as of any date shall be deemed to be the amount of the capitalized amount thereof that would appear on the balance sheet of such Person prepared in accordance with GAAP as of such date.

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“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means the Joinder Agreement in the form attached hereto as Exhibit G executed pursuant to Administrative Agent’s request that a newly-created Subsidiary of any Borrower join this Agreement as a Borrower.

“Kansas Assets” means all of the EnerJex Entities’ right, title and interest in and to the following assets:

(a)	All oil, gas, and/or mineral leases, subleases and other leaseholds, mineral fee interests, reversionary interests, carried interests, other fee interests, royalty interests, overriding royalty interests, farmout rights, options, net profits interests and other leasehold interests located in the State of Kansas, including, but not limited to those described on Schedule 5.18 (“Kansas Leases”), together with all other rights, titles and interests of any of the EnerJex Entities in the Kansas Leases and any other lands or interests covered thereby, associated therewith or pooled, unitized or communitized therewith (the “Lands”), including, without limitation, all working interests, royalty interests, overriding royalty interests, net profits interests, production payments, mineral interests, forced pooled interests, and interests acquired under contracts or otherwise in the Lands covered by the Kansas Leases, and any other lands or interests pooled, unitized or communitized therewith (the Kansas Leases and the Lands and other interests described above are collectively referred to herein as the “Interests”).

(b)	All of the oil and gas wells, salt water disposal wells, injection wells and other wells and wellbores located on or attributable to the Interests or on lands pooled or unitized with any portion thereof, or on lands located within any governmental drilling or spacing unit which includes any portion thereof, or on portions thereof associated with proved undeveloped reserves whether producing, in progress, plugged or unplugged, shut-in or permanently or temporarily abandoned, including but not limited to the wells identified on Schedule 5.20 (the “Wells”).

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(c)	All of each of the EnerJex Entities’ right, title and interest in all personal property, fixtures and improvements and facilities, spare parts and inventory (insofar as the same are located in the State of Kansas and are primarily used or held for use in connection with the operation of the Kansas Assets or the production of Hydrocarbons (as defined in subsection (d) of this definition) therefrom, equipment, pipelines, pipeline laterals, well pads, tank batteries, well heads, treating equipment, compressors, power lines, casing, tubing, pumps, motors, gauges, valves, heaters, treaters, or other equipment of any kind, in each case to the extent appurtenant to the Interests or Wells or used or held for use in connection with the ownership or operation of the Interests or Wells or the production, treatment, transportation, storage, sale or disposal of Hydrocarbons therefrom, including, but not limited to, facilities, plants, treating and processing systems, casing, pipelines and gathering systems to the extent used or held for use in connection with the ownership or operation of the Interests or Wells (collectively, the “Equipment”).

(d)	All of the Hydrocarbons produced from and to the extent attributable or allocable to the Interests or Wells.

(e)	All rights-of-way, easements, permits, licenses, approvals, servitudes and franchises specifically acquired for, or used in connection with, operations for the exploration and production of oil, gas or other minerals on or from the Interests or otherwise in connection with the Wells, Equipment or Surface Agreements (defined below), including, without limitation, the rights to permits and licenses of any nature owned, held or operated in connection with said operations and any surface leases, surface use right or agreements or any similar rights, agreements or licenses relating to the Kansas Assets (the “Surface Agreements”) to the extent the same relate to the Kansas Assets.

(f)	All of each of the EnerJex Entities’ right, title and interest in (i) all agreements and contracts to the extent directly relating to and binding upon the Kansas Assets, including, but not limited to, any operating agreements, joint venture agreements, unit agreements, orders and decisions of state and federal regulatory authorities establishing units, unit operating agreements, farmout agreements, processing agreements, transportation agreements, gathering and processing agreements, enhanced recovery and injection agreements, farm-in agreements, balancing agreements, options, drilling agreements, exploration agreements, area of mutual interest agreements, gas sales agreements, and assignments of operating rights, working interests, subleases and rights above or below certain footage depths or geological formations, to the extent the same are directly related to and binding upon the Kansas Assets (collectively, the “Contracts”) and (ii) to the extent assignable, all environmental and other governmental (whether federal, state or local) permits, licenses, orders, authorizations, franchises and related instruments or rights to the extent relating to the ownership, operation or use of the Kansas Assets (the “Permits”).

(g)	All (i) trade credits, accounts receivable, notes receivable, take-or-pay amounts receivable, and other receivables and general intangibles, to the extent attributable to the Kansas Assets; and (ii) liens and security interests in favor of the EnerJex Entities or their affiliates, whether choate or inchoate, under any applicable law or Contract to the extent arising from, or relating to, the ownership, operation, or sale or other disposition of any of the Kansas Assets or to the extent relating to the Kansas Assets and arising in favor of any of the EnerJex Entities as the operator or non-operator of any of the Interests or Wells.

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(h)	All rights of EnerJex Entities arising under any Contract to audit the records of any person and to receive refunds or payments of any nature, and all amounts of money relating thereto, but only to the extent relating to the Kansas Assets.

(i)	Each Collateral Account and all cash held in any Collateral Account.

(j)	All interests of Kansas Holdings, EnerJex Kansas and Working Interest (collectively, the "Kansas Entities"), including, without limitation, all Equity Interests of the Kansas Entities, all right to participate in the management of the business and affairs of the Kansas Entities or otherwise control the Kansas Entities and all rights as a member or shareholder of the Kansas Entities.

(k)	All of the products, proceeds, files, records and data relating to the items and interests described in subsections (a) through (j) of this definition including, without limitation, land and lease files, well files, title records including abstracts of title, title opinions, title insurance reports/policies, property ownership reports, division order and right-of-way files, seismic, geophysical, geological or other similar information or data, prospect information, contracts, production records, all logs including electric logs, core data, pressure data and decline curves and graphical production curves, operational records, technical records, production and processing records, and contract files, and all related materials, in each case in the possession of any EnerJex Entity, less and except the following: (i) the EnerJex Entities’ federal, state, or local income, franchise or margin tax returns and related files and records; and (ii) any other contracts required by applicable law or the terms of such contracts for EnerJex Entities to retain or not disclose.

“Kansas Holdings Security Agreement” means that certain Security Agreement, dated as of the date hereof, between Kansas Holdings and Administrative Agent, as it may be amended.

“Knowledge” means the actual knowledge of (a) Louis Schott, (b) each chief executive officer (or interim chief executive officer) of each Borrower and (c) each member of the Governing Body of each Borrower.  Notwithstanding the foregoing, if there is an exception to a representation or warranty that is subject to a “Knowledge” qualifier, such exception shall not be deemed a breach of the representation or warranty if the exception was disclosed in any 8-K, 10-K, or 10-Q of Parent filed with the U.S. Securities and Exchange Commission prior to May 1, 2017.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Leases” means all oil and gas leases and all oil, gas and mineral leases constituting any part of the Borrower Oil and Gas Properties.

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“Lending Office” means the office or offices of the Administrative Agent and the Banks described as such on Schedule 10.02, or such other office or offices as the Administrative Agent may from time to time notify Borrower and the Banks.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), and any financing lease having substantially the same economic effect as any of the foregoing.

“Limited Guaranty” means that Guaranty of Recourse Obligations, dated as of the date hereof, executed by Parent for the benefit Administrative Agent and the Banks.

“Loan” means an extension of credit under Section 2.01 in the form of a term loan.

“Loan Amount” means at any time, for any Bank, the amount set forth opposite such Bank’s name on Schedule 1.01 under the heading “Loan Amount,” as such amount may be changed as provided in this Agreement.

“Loan Documents” means this Agreement, each Note, each Collateral Document, the Administrative Agent Fee Letter, each Guaranty, the Limited Guaranty, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith, as any of the foregoing may be amended, restated, modified, renewed, extended or supplemented from time to time.

“Loan Parties” means, collectively, each Borrower, each Guarantor and each Subsidiary of a Borrower executing a Loan Document, and shall not include Parent.

“Loan Transfer Supplement” means a Loan Transfer Supplement executed by Administrative Agent, a Purchasing Bank, the transferring Bank and Borrowers, if required by Section 10.07, substantially in the form of Schedule 10.07 and registered with the Administrative Agent pursuant to Section 10.07(d) hereof.

“Marketable Title” means good and marketable title, free and clear of all Liens other than Permitted Liens.

“Material Adverse Change” means any change in the business, property, condition (financial or otherwise) or results of operations, or reasonably foreseeable prospects of Borrowers considered as a whole, which has a Material Adverse Effect.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual and contingent), condition (financial or otherwise) or reasonably foreseeable prospects of Borrowers and their Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties to perform their obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; or (d) a material adverse change in, or a material adverse effect upon, any one or more Borrower Oil and Gas Properties or any portion of other Collateral that in either case materially impairs the ability of the Loan Parties to perform their obligations under any Loan Document.

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“Material Agreements” means all Operating Agreements; Hydrocarbon purchase, sales, exchange, processing, gathering, treatment, compression and transportation agreements; farmout or farm in agreements; exploration agreements; unitization agreements; joint venture, limited or general partnership, dry hole, bottom hole, acreage contribution, purchase and acquisition agreements; area of mutual interest agreements; salt water disposal agreements, servicing contracts; easements; pooling agreements; surface leases, permits, rights-of-way, servitudes, or other agreements; in each case, including any of the foregoing that relate or affect the ownership, use or operation of the Borrower Oil and Gas Properties.

“Maturity Date” means November 1, 2017, or as such date may be extended pursuant to Section 2.02.

“Maximum Rate” has the meaning set forth in Section 10.09.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Income” means, for any period, without duplication, the net income (or loss) of the Loan Parties on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person for such period in which the Borrowers have an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Loan Parties in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Loan Parties; (ii) any extraordinary or non-recurring gains or losses for such period (including gains or losses arising from the sale, exchange, retirement or other disposition of capital assets not in the ordinary course of business), (iii) effects arising from the application of FASB Statements 133 and 143, (iv) the cumulative effect of a change in GAAP, (v) any gains or losses for such period attributable to write-ups or write downs of assets, and (vi) income or loss of any Person for such period accrued prior to the date it becomes a Subsidiary of any Borrower or is merged into or consolidated with a Borrower or any of its Subsidiaries or the date that such Person’s assets are acquired by any Borrower or any of their Subsidiaries, provided further that nothing herein shall be construed to permit Borrowers to enter any transactions not permitted under this Agreement.

“Net Revenues” means, for any calendar month, the gross revenues of Borrowers from any Borrower Oil and Gas Properties for such month, reduced by the royalties, lease operating expenses, taxes, capital expenditures (other than drilling costs) and other operating expenses paid by Borrowers during such month.

“Net Revenue Calculation” has the meaning set forth in Section 6.01(c).

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“Note” and “Notes” means, individually, a promissory note issued by Borrowers payable to the order of a Bank evidencing the Loans made by that Bank pursuant to this Agreement and being substantially in the form of the note attached as Exhibit C hereto, together with any and all further renewals, extensions for any period, increases or rearrangements thereof, and means, collectively, all of such Notes.

“Obligations” means all advances to, and Indebtedness, liabilities, obligations, covenants and duties of, any of the EnerJex Entities arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any of the EnerJex Entities or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Oil and Gas Properties” means fee, leasehold or other interests in or under mineral estates or oil, gas and other liquid or gaseous hydrocarbon leases with respect to properties situated in the United States, including, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and properties, real or personal, appertaining, belonging, affixed or incidental thereto.

“Operating Agreement” means (a) any (joint) operating agreements covering or relating to any one or more of the Borrower Oil and Gas Properties and (b) any subsequently executed (joint) operating agreement covering or relating to any one or more of the Borrower Oil and Gas Properties that is executed after the date hereof by Borrowers or any other Loan Party in the ordinary course of business.

“Original Borrowers Security Agreement” means that certain Amended and Restated Security Agreement, dated as of October 3, 2011, among Parent, EnerJex Kansas, DD Energy, Inc., Working Interest, Black Sable and Texas Capital Bank, N.A., as administrative agent under the Existing Credit Agreement, as amended.

“Original Borrowers Security Agreement Amendment” means that certain First Amendment to Amended and Restated Security Agreement, dated as of the date hereof, among Parent, EnerJex Kansas, Working Interest, Black Sable and Administrative Agent, pursuant to which the collateral under the Original Borrowers Security Agreement is limited to the Kansas Assets.

“Outstanding Credit Exposure” means, as to any Bank at any time, the aggregate principal amount of its Loans outstanding at such time.

“Parent” means EnerJex Resources, Inc., a Nevada corporation.

“PBGC’ means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrowers or any ERISA Affiliate or to which Borrowers or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

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“Percentage Share” means, as to any Bank, a fraction (expressed as a percentage), the numerator of which shall be such Bank’s Loan Amount, and the denominator of which shall be the Aggregate Loan Amount stated on Schedule 1.01 attached hereto.

“Permitted Indebtedness” means the Indebtedness described in Section 7.03(a) through (e).

“Permitted Liens” means Liens permitted under Section 7.01.

“Person” means any individual, trustee, bank, firm, Governmental Authority or Business Entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by a Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Prepayment Amount” means the sum of (a) Three Million Three Hundred Thousand Dollars ($3,300,000) less (b) all amounts paid by Borrowers to Administrative Agent to extend the Maturity Date pursuant to Section 2.02 less (c) all amounts paid by Borrowers to Administrative Agent prior to the Maturity Date as a prepayment of the Loans pursuant to Section 2.05.

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended from time to time.

“Proved Reserves” means Proved Reserves as defined in the Definitions for Oil and Gas reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Purchasing Bank” shall have the meaning assigned to that term in Section 10.07 hereof.

“Regulations D, T, U, and X” mean Regulations D, T, U, and X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Reportable Event” means any of the events set forth in Section 4043 of ERISA.

“Required Banks” means, at any time, Banks having at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Outstanding Credit Exposure.

“Responsible Officer” means the president, vice president, chief executive officer or chief financial officer of an EnerJex Entity. Any document delivered under this Agreement that is signed by a Responsible Officer of an EnerJex Entity shall be conclusively presumed to have been authorized by all necessary Corporate Action on the part of such EnerJex Entity and such Responsible Officer shall be conclusively presumed to have acted on behalf of such EnerJex Entity.

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“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property except for a distribution in the form of capital stock of a Borrower) with respect to any capital stock or other equity interest of Borrowers, or any payment (whether in cash, securities or other property except for a distribution in the form of capital stock of a Borrower), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest and (ii) any payment for interest or principal in relation to any intercompany indebtedness owed by any Borrower to any of its Affiliates, including without limitation, to any Guarantor, other than another Borrower.

“Restructuring Transactions” means those transactions contemplated by that certain letter agreement dated February 10, 2017, by and among Parent, EnerJex Kansas, Working Interest, Black Sable, Black Raven and Adena and PWCM Investment Company IC LLC (“PWCM”), as amended by that certain first amendment to letter agreement dated March 30, 2017, by and among Parent, EnerJex Kansas, Working Interest, Black Sable, Black Raven, Adena, PWCM, RES Investment Group, LLC, Round Rock Development Partners, LP, Cibolo Holdings, LLC (as amended, the “Letter Agreement”) and the transactions contemplated by all other agreements executed and delivered in connection with the Letter Agreement and the Closing (as defined in the Letter Agreement).

“Solvent” means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” of a Person means a Business Entity of which a majority of the shares of securities or other interests having ordinary voting power for the Governing Body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of each Borrower.

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“Supplemental Borrowers Security Agreement” means that certain Security Agreement, dated as of September 30, 2013, among Black Raven, Adena and Texas Capital Bank, N.A., as administrative agent under the Existing Credit Agreement, as amended.

“Supplemental Borrowers Security Agreement Amendment” means that certain First Amendment to Security Agreement, dated as of the date hereof, among Black Raven, Adena and Administrative Agent, pursuant to which the collateral under the Supplemental Borrowers Security Agreement is limited to the Kansas Assets.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Taxes” has the meaning specified in Section 3.01(a).

“Transfer Order Letters” means the letters in lieu of division or transfer orders, in form reasonably acceptable to Administrative Agent.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” means the United States of America.

“Wells” has the meaning set forth in the definition of “Kansas Assets”.

1.02         Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

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(b)          (i) The words “herein”, “hereto”, “hereof’ and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof; (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears; (iii) the term “including” is by way of example and not limitation; and (iv) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)          Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03         Accounting Terms.

(a)          All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Current Financial Statements, except as otherwise specifically prescribed herein. All financial ratios contemplated by this Agreement shall be calculated on a consolidated basis for Borrowers and their Subsidiaries.

(b)          If at any time any change in GAAP would affect the computation of any financial ratio or requirement set out in any Loan Document, and either Borrowers or Administrative Agent at the direction of the Required Banks shall so request, Administrative Agent and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrowers shall provide to Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested under this Agreement setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04         Rounding. Any financial ratios required to be maintained by any Loan Party pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

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1.05         References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Governing Documentation, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

ARTICLE II
THE LOAN

2.01         Loans.      The Banks previously made loans to the Borrowers pursuant to the Existing Credit Agreement. In consideration of the Restructuring Transactions, the Banks have agreed to reduce Borrowers’ liability under such loans to Four Million Five Hundred Thousand Dollars ($4,500,000), to be a term Loan hereunder. Any loans outstanding under the Existing Loan Agreement as of the Closing Date shall be deemed, and shall hereafter be, Loans outstanding under this Agreement. Borrowers, Administrative Agent and the Banks hereby acknowledge and agree that $4,500,000 of unpaid principal (with no accrued and unpaid interest thereon as of the Closing Date) is outstanding under the Existing Loan Agreement and such amount of principal (with no accrued and unpaid interest thereon as of the Closing Date) shall remain outstanding under this Agreement as of the Closing Date and shall be evidenced by the Note executed as of the Closing Date, and all notes issued and outstanding under the Existing Loan Agreement immediately prior to the execution of this Agreement are deemed consolidated, amended, restated and replaced by the Note issued on the Closing Date. The Loans deemed made or advanced by each Bank to the Borrowers shall be evidenced by the Banks’ respective Notes from the Borrowers. The Borrowers may not borrow any additional amount hereunder; the only Loans being made under this Agreement are the term loans deemed outstanding as of the Closing Date, which are evidenced by a Note in the principal amount of $4,500,000 issued on the Closing Date. Borrowers shall repay in full on the Maturity Date any balance of the Loans outstanding on the Maturity Date, together with all accrued but unpaid interest. Any amount of the Loans repaid cannot be reborrowed.

2.02         Extension of Maturity Date. The Maturity Date shall be extended to January 30, 2018 if (a) Borrowers provide irrevocable written notice of their intention to extend the Maturity Date to Administrative Agent prior to the initial Maturity Date and (b) no later than the first Business Day following delivery of such written notice to Administrative Agent, Borrowers pay to Administrative Agent, for the ratable benefit of the Banks, an extension fee of $100,000. The Maturity Date shall be extended to April 30, 2018 if (x) the Maturity Date was previously extended to January 30, 2018, (y) Borrowers provide irrevocable written notice of its intention to further extend the Maturity Date to Administrative Agent prior to the then-effective Maturity Date and (z) no later than the first Business Day following delivery of such written notice to Administrative Agent, Borrowers pay to Administrative Agent, for the ratable benefit of the Banks, an extension fee of $100,000.

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2.03         Discounted Prepayment of Loans. The Loans shall be deemed paid in full if (a) all fees and indemnification obligations of Borrowers under this Agreement and the other Loan Documents (including those arising under Sections 2.08, 10.04 and 10.05) have been paid in full, (b) Borrowers provide to Administrative Agent prior to the Maturity Date an irrevocable written notice of their intention to prepay the Loans in full by paying the Prepayment Amount to Administrative Agent, and (c) no later than the first Business Day following delivery of such written notice to Administrative Agent, Borrowers pay to Administrative Agent, for the ratable benefit of the Banks, the Prepayment Amount. Upon the prepayment of the Loans described in the preceding sentence (x) the outstanding amount of any Loans (including accrued but unpaid interest thereon) shall be deemed forgiven and satisfied in full and (y) the Administrative Agent shall release its Liens on the Collateral as if the Obligations had been paid in full.

2.04         [Reserved].

2.05         Prepayments.

(a)          Borrowers may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Administrative Agent not later than 11:00 a.m., Central Time, two Business Days prior to any date of prepayment of Loans and (ii) any prepayment shall be in a principal amount of $100,000 or a greater integral multiple of $10,000, or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Borrowers, Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)          On the date each Net Revenue Calculation is required to be delivered to Administrative Agent pursuant to Section 6.01(c), Borrowers shall pay to Administrative Agent, for the ratable benefit of the Banks, the Net Revenues for the month that is the subject of such Net Revenue Calculation.

(c)          For the avoidance of doubt, all prepayments made pursuant to Sections 2.05(a) and (b), above, shall be credited against and reduce both (i) amounts due under the Loans, and (ii) the Prepayment Amount (as set forth in the definition of Prepayment Amount).

2.06         Repayment of Loans. Borrowers shall repay to Administrative Agent, for the ratable benefit of the Banks, on the Maturity Date the aggregate principal amount of Loans outstanding on such date, together with all accrued and unpaid interest and fees.

2.07         Interest.

(a)          Subject to the provisions of subsection (b) below, each Loan shall bear interest on the outstanding principal amount thereof at a rate of sixteen percent (16%) per annum.

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(b)          If any amount payable by Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity by acceleration or otherwise, such amount shall thereafter bear interest at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists (or after acceleration), Borrowers shall pay interest on the principal amount of all outstanding Obligations at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)          Interest on each Loan shall be due and payable in arrears on the Maturity Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08         Fees. Borrowers shall pay the fees and expenses set forth in the Administrative Agent Fee Letter as and when due and payable under the terms thereof. The Borrowers acknowledge and agree that the term “Credit Agreement”, as defined in the Administrative Agent Fee Letter, includes this Agreement.

2.09         Computation of Interest and Fees. All other computations of interest and all fees shall be made on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.

2.10         Evidence of Debt. The Loans made or deemed made by Banks shall be evidenced by one or more accounts or records maintained by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent shall be conclusive absent manifest error of the amount of the Loans made or deemed made by Banks to Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrowers hereunder to pay any amount owing with respect to the Obligations. Upon the request of Administrative Agent, if not previously provided, Borrowers shall execute and deliver to each Bank a Note, which shall evidence the Loans, in addition to such accounts or records. Each Bank may attach schedules to the Note and endorse thereon the date, amount and maturity of the applicable Loans and payments with respect thereto.

2.11         Payments Generally.

(a)          (i) All payments to be made by Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments by Borrowers hereunder shall be made to Administrative Agent at the Lending Office in Dollars and in immediately available funds not later than 2:00 p.m., Central Time, on the date specified herein. All payments received by Administrative Agent after 2:00 p.m., Central Time, may be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

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(b)          If any payment to be made by Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

2.12         Pro Rata Treatment and Payments. Each payment (including each prepayment) by Borrowers on account of principal of and interest on the Loans shall, be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Banks. The Administrative Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received.

2.13         Sharing of Payments and Setoffs.     Each Bank agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against any Borrower (pursuant to Section 10.08 or otherwise, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable Debtor Relief Laws or otherwise, or by similar means), obtain payment (voluntary or involuntary) in respect of any Loan or Loans (other than pursuant to Section 3.02) as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Bank, it shall simultaneously purchase from such other Banks at face value a participation in the Loans of such other Banks, so that the aggregate unpaid principal amount of Loans and participations in Loans held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff, counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff, counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.13 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest.

2.14         Limitation on Liability. Borrowers, Banks and Administrative Agent acknowledge and agree that Borrowers’ obligations hereunder are secured by a Lien on the Kansas Assets, and that following the occurrence and during the continuation of an Event of Default the sole recourse of Banks and Administrative Agent against Borrowers for Borrowers’ obligations hereunder shall be limited to the Kansas Assets, provided that Parent may be liable pursuant to the Limited Guaranty, to the extent provided in, and subject to the terms and conditions of, the Limited Guaranty. For the avoidance of doubt, except as expressly provided in the Limited Guaranty, and subject to Parent's obligations under the Original Borrowers Security Agreement, as amended by the Original Borrowers Security Agreement Amendment, in no circumstance shall any of the Banks, Administrative Agent, or any of their Affiliates, agents, or other related persons, have recourse against Parent or any of its assets under this Agreement, the Existing Loan Agreement or any of the other Loan Documents.

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2.15         Release of Parent. Banks and Administrative Agent hereby agree that immediately upon the execution of this Agreement by all parties hereto and with no further action of any Person, (a) Parent is hereby released and removed as a "Borrower" under the Existing Loan Agreement and all of the other Loan Documents, except for the Original Borrowers Security Agreement, as amended by the Original Borrowers Security Agreement Amendment, and (b) Parent shall have no obligations whatsoever to any Banks, Administrative Agent, or any other party or Person under the Loan Documents, and shall not be subject to any covenants or agreements, under this Agreement, the Existing Loan Agreement, any of the other Loan Documents, in each case except as expressly provided in the Limited Guaranty or Original Borrowers Security Agreement, as amended by the Original Borrowers Security Agreement Amendment.

2.16         Further Assurances. The parties hereto acknowledge and agree that it is the intention of the parties for (a) Administrative Agent to have a perfected, first priority Lien (subject to Permitted Liens) on all Kansas Assets until the Obligations are, or are deemed to be, paid in full, and (b) the Collateral to not include any assets other than the Kansas Assets.  The Loan Parties each covenant and agree to take such further actions, and execute and deliver to the Administrative Agent such additional assignments, agreements, supplements, powers and instruments, as the Administrative Agent may in its reasonable judgment deem necessary or desirable in order to create, perfect, preserve and protect the security interest in the Kansas Assets until the Obligations are, or are deemed to be, paid in full.  The Administrative Agent and Banks each covenant and agree to take all actions that any of the EnerJex Entities may in their reasonable judgment deem necessary or desirable to (a) release any Liens on any assets of the EnerJex Entities that are not Kansas Assets and (b) terminate any deposit account control agreements or similar control agreements with respect to deposit accounts of any of the EnerJex Entities that do not constitute or contain Kansas Assets, including, but not limited to, by amending all UCC financing statements outstanding under the Existing Loan Agreement and Existing Collateral Documents to reflect the same; provided, however, that notwithstanding anything to the contrary herein, the Administrative Agent and Banks shall not be required to release any Liens on the real property assets being transferred to PCR Holdings, LLC pursuant to the Assignment, Bill of Sale and Conveyance, dated as of the date hereof, by and among the EnerJex Entities and PCR Holdings, LLC, which are remaining in place at the request of PCR Holdings, LLC, an Affiliate of Pass Creek Resources LLC.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01         Taxes.

(a)          Any and all payments by Borrowers to or for the account of the Bank Parties under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Bank Parties, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which any Bank Party is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If Borrowers shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Bank Parties, (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), each Bank Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions, (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty days after the date of such payment, Borrowers shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof or, if the relevant taxation authority or other authority has not provided Borrowers with such a receipt, other evidence of payment thereof.

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(b)          In addition, Borrowers agree to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c)          If Borrowers shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Bank Party, Borrowers shall also pay to such Bank Party, at the time interest is paid, such additional amount that such Bank Party specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that such Bank Party would have received if such Taxes or Other Taxes had not been imposed.

(d)          Borrowers agree to indemnify the Bank Parties for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Bank Parties, and (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and provided that such Bank Party has made demand therefor within sixty (60) days following the imposition thereof. Payment under this subsection (d) shall be made within thirty days after the date any such Bank Party makes a demand therefor. To the extent Borrowers pay such Taxes or reimburse any Bank Party for such Taxes or Other Taxes, and such Bank Party subsequently receives a refund of such Taxes or Other Taxes, such Bank Party shall pay to Borrowers the refunded amount of such Taxes or Other Taxes paid or reimbursed by Borrowers.

3.02         [Reserved]

3.03         [Reserved].

3.04         Reduced Return; Capital Adequacy.

(a)          [Reserved].

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(b)          If such Bank determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Bank (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Bank’s desired return on capital), then from time to time upon demand of such Bank, Borrowers shall pay to such Bank such additional amounts as will compensate such Bank for such reduction; provided that such Bank has made demand therefor within sixty (60) days following such introduction or change.

3.05         [Reserved].

3.06         Matters Applicable to all Requests for Compensation. A certificate of any Bank claiming compensation under this Article III and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

3.07         Survival. All of Borrowers’ obligations under this Article III shall survive repayment of all Obligations hereunder.

3.08         Replacement of Banks. If any Bank requests compensation under, or if Borrowers are required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 3.01 or 3.04, or if any Bank defaults in its obligation to fund Loans hereunder, then upon notice to such Bank and Administrative Agent, Borrowers may require such Bank to sell and assign all of its interests, rights and obligations under this Agreement and the other Loan Documents to one or more Persons reasonably acceptable to Borrowers (after all of the Banks not requesting or entitled to indemnification or reimbursement hereunder have declined to acquire such additional interests, rights and obligations or portion thereof), with the consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided that such Bank shall have received payment of an amount equal to the outstanding principal amount of its Loans and all accrued interest, fees and other amounts payable with respect thereto through the date of sale. Such sale and assignment shall be consummated pursuant to an executed Loan Transfer Supplement pursuant to and in accordance with Section 10.07(c).

ARTICLE IV
CONDITIONS PRECEDENT

4.01         Conditions Precedent. The obligation of each Bank to enter into this Agreement and comply with its obligations hereunder is subject to satisfaction of the following conditions precedent:

(a)          Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing EnerJex Entity, each dated the Closing Date or such earlier date as may be acceptable to Administrative Agent (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and content satisfactory to Administrative Agent and its legal counsel:

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(i)          executed counterparts of this Agreement, and all Collateral Documents, including, without limitation, the Collateral Documents covering the Borrower Oil and Gas Properties and related Collateral and deposit account control agreements with respect to each deposit account of Kansas Holdings, EnerJex Kansas and Working Interest and all other Loan Documents, sufficient in number for distribution to the Banks and Borrowers;

(ii)         the Notes executed by Borrowers;

(iii)        such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party and Parent as Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such EnerJex Entity is a party;

(iv)        such documents and certificates as Administrative Agent may reasonably require to evidence that each EnerJex Entity is duly organized or formed, including Certificates of Formation, and that Borrowers are, validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(v)         a certificate of a Responsible Officer of each EnerJex Entity either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such EnerJex Entity and the validity against such EnerJex Entity of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vi)        a certificate signed by a Responsible Officer of Borrowers certifying (A) that the conditions specified in Section 4.01 have been satisfied, and (B) that there has been no event or circumstance since the date of the Current Financial Statements that had or could reasonably be expected to have a Material Adverse Effect;

(vii)       Transfer Order Letters applicable to the production of Hydrocarbons from all Borrower Oil and Gas Properties; and

(viii)      Evidence that the Restructuring Transactions have been consummated (including, without limitation, the transfer of all of the Kansas Assets to Kansas Holdings).

(b)          Administrative Agent shall have received:

(i)          Evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

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(ii)         the results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against Borrowers and each other EnerJex Entity in the Offices of the Secretary of State of the state of formation of Borrowers and each other EnerJex Entity and each State in which any of the Borrower Oil and Gas Properties are located or deemed to be located, such search to be as of a recent date no more than ten days prior to the Closing Date;

(iii)        copies of all Material Agreements, Debt Instruments and other agreements described in Section 5.24 or listed on Schedule 5.24; and

(iv)        such other assurances, certificates, documents, consents, evidence of perfection of all Liens securing the Obligations as Administrative Agent reasonably may require.

(c)          Any fees required to be paid on or before the Closing Date shall have been paid or otherwise satisfied.

(d)          The representations and warranties of Borrowers and each other EnerJex Entity contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith, are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(e)          No Default shall have occurred and be continuing.

(f)          Administrative Agent shall have received, in form and content satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent reasonably may require.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Borrowers, jointly and severally, represent and warrant to Administrative Agent and Banks that, to the Knowledge of each of the Borrowers, and except as otherwise disclosed in any 8-K, 10-K, or 10-Q of Parent filed with the U.S. Securities and Exchange Commission prior to May 1, 2017:

5.01         Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (b) has all Corporate Power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business as presently conducted and (ii) execute, deliver, and perform its obligations under the Loan Documents to which it is a party, except to the extent the failure to have such governmental licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.

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5.02         Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary Corporate Action, and do not and will not (a) contravene the terms of any of such Person’s Governing Documentation; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject except to the extent such conflict could not reasonably be expected to have a Material Adverse Effect; or (c) violate any Law except to the extent such violation could not reasonably be expected to have a Material Adverse Effect.

5.03         Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document except to the extent that the failure to obtain any such approval, consent, exemption, authorization or other action by, to provide any such notice to, or to make any such filing could not reasonably be expected to have a Material Adverse Effect.

5.04         Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is party hereto or thereto, as applicable, enforceable against each Loan Party that is party thereto in accordance with its terms except as such enforcement may be limited by Debtor Relief Laws.

5.05         Financial Statements; No Material Adverse Effect.

(a)          The Current Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrowers and their Subsidiaries, if any, as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, subject in the case of unaudited Financial Statements, to the absence of footnotes and to normal year-end audit adjustments; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrowers and their Subsidiaries, if any, as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)          Since the date of the current Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06         Litigation. Except as specifically disclosed in Schedule 5.06 hereto, there are no actions, suits, proceedings, claims or disputes pending or threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Loan Parties or any of their Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

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5.07         No Default. Neither Borrowers nor any Subsidiary is in default under or with respect to any Contractual Obligation that could either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08         Title; Liens; Priority of Liens. Borrowers (a) have Marketable Title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) own the personal property granted by them as Collateral under the Collateral Documents, free and clear of any and all Liens in favor of third parties other than Permitted Liens, and (c) have Marketable Title to the working and net revenue interests in the Borrower Oil and Gas Properties as set out on Exhibit A. Except as set out in the instruments and agreements, if any, more particularly described in Exhibit A hereto, all such shares of production which Borrowers and each other applicable Loan Party are entitled to receive, and shares of expenses which Borrowers are obligated to bear as set forth on Exhibit A, are not subject to change, except for changes attributable to future elections by Borrowers or such Loan Party not to participate in operations proposed pursuant to customary forms of applicable joint operating agreements, and except for changes attributable to changes in participating areas under any federal units wherein participating areas may be formed, enlarged or contracted in accordance with the rules and regulations of the applicable Governmental Authority. Upon the proper filing of UCC financing statements, the recording of mortgages, and the taking of the other actions required by Administrative Agent, the Liens granted in property pursuant to the Collateral Documents will constitute valid and enforceable first, prior and perfected Liens on the Collateral in favor of Administrative Agent, for the benefit of the Banks, other than Permitted Liens. The property of Borrowers and their Subsidiaries is subject to no Liens, other than Permitted Liens. The Borrowers acknowledge and agree that (a) this Agreement is the “Credit Agreement” as defined in the Original Borrowers Security Agreement, (b) this Agreement is the “Credit Agreement” as defined in the Supplemental Borrowers Security Agreement and (c) the Obligations are secured by the “Collateral” (as defined in the Original Borrowers Security Agreement) and the “Collateral” (as defined in the Supplemental Borrowers Security Agreement), in each case to the extent such Collateral constitutes Kansas Assets.

5.09         Environmental Compliance. Borrowers and their Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrowers have reasonably concluded that, except as specifically disclosed in Schedule 5.09 hereto, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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5.10         Insurance. The properties of Borrowers and their Subsidiaries are insured with insurance companies, which are financially sound and reputable, not Affiliates of Borrowers, in such amounts, after giving effect to any self-insurance compatible with the following standards, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrowers or the applicable Subsidiaries operate.

5.11         Taxes. Borrowers and their Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Borrowers that would, if made, have a Material Adverse Effect.

5.12         ERISA Compliance.

(a)          Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and nothing has occurred which would prevent, or cause the loss of, such qualification. Borrowers and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)          There are no pending or threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)          (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrowers nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13         Subsidiaries. As of the Closing Date, Borrowers have no Subsidiaries other than those specifically disclosed in Schedule 5.13, and provided that EnerJex Kansas and Working Interest are wholly-owned Subsidiaries of Kansas Holdings.

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5.14         Disclosure. Borrowers have disclosed to Administrative Agent all material agreements, instruments and corporate or other restrictions to which they or any of their Subsidiaries is subject, including, without limitation, the material agreements filed by Parent with the Securities and Exchange Commission and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party in connection with any Loan Document to Administrative Agent or any Bank in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading.

5.15         Compliance with Laws. Each Borrower and each other Loan Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16         Suspended Revenues. None of the revenues derived from any of the wells identified on Exhibit A attached hereto are being held in suspense by any party except for immaterial amounts of revenues that could not reasonably be expected to have a Material Adverse Effect.

5.17         Tax Shelter Regulations. Borrowers do not intend to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event any Borrower determines to take any action inconsistent with such intention, it will promptly notify Administrative Agent thereof. Accordingly, if any Borrower so notifies Administrative Agent, such Borrower acknowledges that the Banks may treat their Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and each Bank will maintain the lists and other records required by such Treasury Regulation.

5.18         Oil and Gas Leases. The Leases which constitute any part of the Borrower Oil and Gas Properties are in full force and effect as to those portions thereof that comprise the Borrower Oil and Gas Properties except to the extent the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. All of the Kansas Leases are listed on Schedule 5.18.

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5.19         Oil and Gas Contracts. Except: (a) as set out on Schedule 5.19 attached hereto, and (b) as may subsequently occur and be disclosed by Borrowers in the next Compliance Certificate delivered by Borrowers after such occurrence, Borrowers are not obligated, by virtue of any prepayment under any contract providing for the sale by Borrowers of Hydrocarbons which contains a “take-or-pay” clause or under any similar prepayment agreement or arrangement, including, “gas balancing agreements”, to deliver a material amount of Hydrocarbons produced from the Borrower Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor (i.e., in the case of oil, not in excess of sixty days, and in the case of gas, not in excess of ninety days). Except: (a) as set out on Schedule 5.19 attached hereto, and (b) as may subsequently occur and be disclosed by Borrowers in the next Compliance Certificate delivered by Borrowers after such occurrence, the Borrower Oil and Gas Properties are not subject to any contractual, or other arrangement for the sale of crude oil which cannot be canceled on ninety days’ (or less) notice, unless the price provided for therein is equal to or greater than the prevailing market price in the vicinity. The Borrower Oil and Gas Properties are not subject to any regulatory refund obligation and no facts exist which might cause the same to be imposed.

5.20         Producing Wells. All producing wells that constitute part of the Borrower Oil and Gas Properties: (a) have been, during all times that any such wells were operated by Borrowers or their Subsidiaries, and (b) have been at all other times; drilled, operated and produced in conformity with all applicable Laws, rules, regulations and orders of all regulatory authorities having jurisdiction, are subject to no penalties on account of past production, and are bottomed under and are producing from, and the well bores are wholly within, the Borrower Oil and Gas Properties, or on Oil and Gas Properties which have been pooled, unitized or communitized with the Borrower Oil and Gas Properties, except to the extent that any noncompliance with the representations set out in this Section would not have a Material Adverse Effect. All of the Wells are listed on Schedule 5.20.

5.21         Purchasers of Production. The names and business addresses of the Persons who: (a) have purchased any of Borrowers’ interests in oil and gas produced from the Borrower Oil and Gas Properties during the six calendar months preceding the Closing Date, or (b) are considered by Borrowers to be potential future purchasers of Borrowers’ interest in oil and gas produced from the Borrower Oil and Gas Properties, are identified on Schedule 5.21 attached hereto.

5.22         Swap Contracts. No Borrower is a party to any Swap Contract.

5.23         Solvency and Insurance. As of the Closing Date, after giving effect to the Restructuring Transactions and the reduction of indebtedness effectuated by this Agreement, Borrowers, and their respective Subsidiaries and each Guarantor, is Solvent.

5.24         Material Agreements; Debt Instruments.

(a)          Schedule 5.24 sets forth a complete and correct list of all Material Agreements, Debt Instruments and other agreements (other than Leases) that in each case, as of the date of this Agreement, require or could in the future require (i) payments by Borrowers and any other Loan Party in excess of $100,000 or (ii) any Disposition of any interest in any Borrower Oil and Gas Property. Except for industry standard provisions in Operating Agreements and Leases, Borrowers are not party to any Material Agreement which, upon the breach or default of any of its obligations thereunder, will or could in the future (i) subject Borrower’s Oil and Gas Properties to foreclosure (whether judicial or non-judicial) or forfeiture, or (ii) result in or create an encumbrance or Lien (except for Permitted Liens) upon Borrowers’ Borrower Oil and Gas Properties.

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(b)          Borrowers have heretofore delivered to the Administrative Agent and the Banks complete and correct copies of all Material Agreements described in the first sentence of Section 5.24 and Debt Instruments relating to Indebtedness in excess of $100,000, including any amendments, restatements or modifications thereto, as in effect on the Closing Date. With respect to the Material Agreements, they (i) all are in full force and effect in all material respects in accordance with their terms and constitute valid and binding obligations, except as limited by applicable Debtor Relief Laws and by general equitable principles, (ii) no other party thereto (or any successor in interest to that party) is in breach or default with respect to any of its obligations thereunder that could be expected to result in a Material Adverse Change, and (iii) no party thereto has given written notice or has threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation thereunder that could be expected to have a Material Adverse Change.

(c)          With respect to the Material Agreements and the Debt Instruments, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a material breach of or a default under the provisions thereunder.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Loan or other Obligation shall remain unpaid or unsatisfied, Borrowers, and with respect to Sections 6.01 and 6.02, each Guarantor, shall, and shall (except in the case of the covenants set out in Sections 6.03 and 6.22) cause each Subsidiary to:

6.01         Financial Statements. Deliver to Administrative Agent copies of the following, in form and detail satisfactory to Administrative Agent:

(a)          as soon as available, but in any event within 90 days after the end of each fiscal year of Borrowers, a consolidated balance sheet of Borrowers and their Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally or regionally recognized standing reasonably acceptable to Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)          as soon as available, but in any event within 60 days after the end of each fiscal quarter of each fiscal year of Borrowers, a consolidated balance sheet of Borrowers and their Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal quarter and for the portion of Borrowers’ fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrowers as fairly presenting the financial condition, results of operations, stockholders’ equity and cash flows of Borrowers and their Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

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(c)          as soon as available, but in any event within 30 days after the end of each calendar month, a calculation of the Net Revenues for such calendar month, in reasonable detail, in a form acceptable to Administrative Agent, and certified by a Responsible Officer of Borrowers as fairly presenting a calculation of Net Revenues (each a “Net Revenue Calculation”).

6.02         Certificates; Other Information. Deliver to Administrative Agent copies of the following, in form and detail satisfactory to Administrative Agent:

(a)          concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrowers;

(b)          promptly after any request by Administrative Agent, copies of any audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrowers by independent accountants in connection with the accounts or books of Borrowers;

(c)          promptly after Borrowers have notified Administrative Agent of any intention by Borrowers to treat the Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;

(d)          commencing on the Closing Date and continuing thereafter on the last day of each September and March, a report of Borrower’s commodity hedge position at the end of each such 6-month period;

(e)          federal income tax returns for Borrowers and each Guarantor within 30 days after the date such returns are required to be filed with the IRS; provided that, if such date is extended in accordance with the Code or IRS rules and regulations, then Borrowers or such Guarantor shall deliver such federal income tax returns within thirty (30) days after the last day of such extension; and

(f)          such information as may be reasonably requested by Administrative Agent with respect to the Borrower Oil and, Gas Properties.

6.03         Notices.

Promptly notify Administrative Agent:

(a)          of the occurrence of any Default;

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(b)          of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Borrowers or any Subsidiary (ii) any dispute, litigation, investigation, proceeding or suspension between Borrowers or any Subsidiary and any Governmental Authority which could reasonably be expected to result in a judgment (or expressly asserts a claim) against any Borrowers or any Subsidiary in the amount of $100,000 or more; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Borrowers or any Subsidiary, including pursuant to any applicable Environmental Laws which could reasonably be expected to result in a judgment (or expressly asserts a claim) against any Borrowers or any Subsidiary in the amount of $100,000 or more;

(c)          of the occurrence of any ERISA Event; and

(d)          of any material change in accounting policies or financial reporting practices by Borrowers or any Subsidiary.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrowers setting forth details of the occurrence referred to therein and stating what action Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe in reasonable detail any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04         Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities to the extent the failure to pay and discharge such obligations and liabilities could reasonably be expected to have a Material Adverse Effect, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrowers, such Subsidiary or Loan Party; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrowers; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05         Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

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6.06         Maintenance of Properties. Use commercial reasonable efforts as a non-operator to (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) use the standard of care typical in the industry in the operation and maintenance of its facilities; and (d) cause its tangible property relating to the Borrower Oil and Gas Properties to be maintained in good repair and condition, cause all necessary replacements thereof to be made, and cause such property to be operated in a good and workmanlike manner in accordance with standard industry practices, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07         Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of Borrowers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than thirty days’ prior notice to Administrative Agent of termination, lapse or cancellation of such insurance.

6.08         Compliance with Laws. Comply in all material respects with the requirements of all Laws, and all orders, writs, injunctions and decrees applicable to it or to its business (including continuing its qualification with the Bureau of Ocean Energy Management, Regulation and Enforcement, the Bureau of Land Management and the Bureau of Indian Affairs, if applicable) or property (including the Borrower Oil and Gas Properties), except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09         Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrowers or such Subsidiary, as the case may be; and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrowers or such Subsidiary, as the case may be. Borrowers shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as Administrative Agent shall reasonably require.

6.10         Inspection Rights. Permit representatives and independent contractors of Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, and make all financial records and other records relating to the Borrower Oil and Gas Properties available for inspection, all at the expense of Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrowers; provided that, unless an Event of Default exists, no more than one inspection during any calendar year shall be at Borrowers’ expense. When an Event of Default exists Administrative Agent (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of Borrowers at any time during normal business hours and upon reasonable advance notice.

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6.11         Use of Proceeds. Use the proceeds of the Loans for (a) the transaction costs, fees and expenses related to this Agreement and the transactions contemplated hereby, (b) the acquisition, development and exploration of the Borrower Oil and Gas Properties, (c) capital expenditures and (d) general corporate purposes that are of customary, recurring types in the oil and gas exploration and production business, in each case, not in contravention of any Law or of any Loan Document.

6.12         Accounts. Maintain with a bank or banks reasonably acceptable to Administrative Agent all of their bank accounts, including, without limitation, deposit accounts, cash management and collection and lockbox services. Deliver to Administrative Agent a fully-executed deposit account control agreement, in form and substance reasonably acceptable to Administrative Agent, with respect to each deposit account of Kansas Holdings, EnerJex Kansas and Working Holding. Cause all revenues, profits, payments and proceeds from or with respect to the Kansas Assets to be paid directly to a Collateral Account (and to the extent any such revenues, profits or proceeds are not paid directly to a Collateral Account, cause such asset to be promptly deposited into a Collateral Account).

6.13         Additional Borrowers and New Guarantors. Notify Administrative Agent at the time that any Business Entity becomes a Subsidiary of any Borrower, and promptly thereafter (and in any event within thirty days), cause such Person (a) at Administrative Agent’s option, in its sole discretion, to either become (i) a Borrower hereunder by executing and delivering to Administrative Agent a counterpart of the Joinder Agreement or such other document as Administrative Agent shall deem appropriate; provided that such other document does not alter or affect Borrowers’ right and obligations hereunder or (ii) a Guarantor by executing and delivering to Administrative Agent a counterpart of the Guaranty or such other document as Administrative Agent and Borrowers shall deem appropriate for such purpose, and (b) deliver to Administrative Agent documents of the types and in substantially the same form as the documents referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Business Entity (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to Administrative Agent.

6.14         Collateral Records. Execute and deliver promptly, and to cause each other EnerJex Entity to execute and deliver promptly, to Administrative Agent, from time to time, solely for Administrative Agent’s convenience in maintaining a record of the Collateral, such written statements and schedules as Administrative Agent may reasonably require designating, identifying or describing the Collateral. The failure by Borrowers or any other EnerJex Entity, however, to promptly give Administrative Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Liens on the Collateral granted pursuant to the Collateral Documents.

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6.15         Security Interests. Defend, and cause each other EnerJex Entity to defend, the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. Borrowers shall, and shall cause each other EnerJex Entity to, comply with the requirements of all state and federal laws in order to grant to Administrative Agent valid and perfected first priority security interests in the Collateral, with perfection, in the case of any investment property being effected by giving Administrative Agent control of such investment property, rather than by the filing of a UCC financing statement with respect to such investment property. Administrative Agent is hereby authorized by Borrowers to file any UCC financing statements covering the Collateral whether or not Borrowers’ signatures appear thereon. Borrowers shall, and shall cause each other EnerJex Entity, to do whatever Administrative Agent may reasonably request, from time to time, to effect the purposes of this Agreement and the other Loan Documents, including filing notices of liens, UCC financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with Administrative Agent’s representatives; keeping stock or ownership records; obtaining waivers from landlords and mortgagees and from warehousemen and their landlords and mortgages; and, paying claims which might, if unpaid, become a Lien on the Collateral.

6.16         Title Defects. Cure any title defects to the Borrower Oil and Gas Properties material in value, in the reasonable opinion of Required Banks, within ninety days after receipt of written notice thereof from Administrative Agent and, in the event any title defects are not cured in a timely manner, pay all related costs and fees reasonably incurred by Administrative Agent in curing any such title defects. In the event that Borrowers are unable to cure a title defect, Borrowers shall have the ability to substitute additional collateral; provided that Borrowers’ ability to substitute such collateral is subject to the full satisfaction of Administrative Agent, including, without limitation in full compliance with the requirements described in Section 2.04.

6.17         Maintenance of Tangible Property. Use commercial reasonable efforts as a non-operator to maintain all of its tangible property relating to the Borrower Oil and Gas Properties in good repair and condition and make all necessary replacements thereof and operate such property in a prudent and workmanlike manner in accordance with standard industry practices, unless the failure to do so would not have a Material Adverse Effect on any Borrower or the value of any Borrower Oil and Gas Property.

6.18         Inspection of Tangible Assets/Right of Audit. Permit any authorized representative of Administrative Agent to visit and inspect (at the risk of Administrative Agent) the Borrower Oil and Gas Properties, and/or to audit the books and records of Borrowers or any other Loan Party related to the Borrower Oil and Gas Properties during normal business hours, at the expense of Administrative Agent and during normal business hours following reasonable advance notice.

6.19         Leases. Keep and continue all Leases comprising the Borrower Oil and Gas Properties and related contracts and agreements relating thereto in full force and effect in accordance with the terms thereof and not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, whether express or implied; provided, however, that this provision shall not prevent Borrowers from abandoning and releasing any such Leases upon their termination as the result of cessation of production in paying quantities that did not result from Borrowers’ failure to maintain such production as a reasonably prudent operator. Subject to the approval by Administrative Agent, Borrowers shall have the right to replace Leases that lapse or become impaired.

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6.20         Operation of Borrower Oil and Gas Properties. Operate or, to the extent that the right of operation is vested in others, exercise all reasonable efforts to require the operator to operate the Borrower Oil and Gas Properties and all wells drilled thereon and that may hereafter be drilled thereon, continuously and in a prudent and workmanlike manner and in accordance with all Laws of the State in which the Borrower Oil and Gas Properties are situated and the United States of America, as well as all rules, regulations, and Laws of any governmental agency having jurisdiction to regulate the manner in which the operation of the Borrower Oil and Gas Properties shall be carried on, and comply with all terms and conditions of the Leases it now holds, and any assignment or contract obligating Borrowers in any way with respect to the Borrower Oil and Gas Properties, except for any such non-compliance that could not reasonably be expected to have a Material Adverse Effect; but nothing herein shall be construed to empower Borrowers to bind Administrative Agent or any Bank to any contract obligation, or render Administrative Agent or any Bank in any way responsible or liable for bills or obligations incurred by Borrower.

6.21         Change of Purchasers of Production. Concurrently with the delivery of (and as part of) the annual Compliance Certificate, and at any other time that Administrative Agent may reasonably request in writing, Borrowers shall notify Administrative Agent in writing of the identity and address of each Person who: (a) has purchased any of Borrowers’ interests in oil and gas produced from the Borrower Oil and Gas Properties during the six calendar months preceding such anniversary of the Closing, or (b) are considered by Borrowers to be potential future purchasers of Borrowers’ interest in oil and gas produced from the Borrower Oil and Gas Properties and, if requested by Administrative Agent at the direction of the Required Banks, shall provide Administrative Agent with Transfer Order Letters executed by Borrowers and addressed to such purchasers of production.

6.22         Legal Fees. Pay (a) within 30 days after the date hereof, all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents (including Attorney Costs) by Administrative Agent and Banks to the extent invoiced on or within one Business Day after the date hereof (provided that such invoice shall not thereafter preclude a final settling of accounts between Borrowers and Administrative Agent and Banks for other fees, costs, expenses and Attorney Fees payable hereunder), which Administrative Agent presently anticipates to be approximately $115,000, which Borrowers agree is a reasonable amount, and (b) within 30 days after the receipt of an invoice therefor, any other reasonable costs and expenses payable under Section 10.04 hereof, provided that, Borrowers shall pay to Administrative Agent's counsel within one Business Day of the date hereof an amount equal to $18,901, which represents Administrative Agent's counsel's estimated out of pocket expenses incurred or to be incurred in connection with the Loan Documents and transactions contemplated thereunder as of the date hereof (to the extent such amount exceeds actual out of pocket expenses, the excess shall be applied to reduce future balances owed by Borrowers, and Borrowers shall remain liable for unpaid expenses should the amount paid be less than the actual amount of expenses).

6.23         Title and Liens. Satisfy at all times the requirements and representations set forth in Section 5.08 with regard to title and the Liens covering the Borrower Oil and Gas Properties.

6.24         Material Agreements. Subject to the terms of this Agreement, comply in all material respects with all terms, conditions, or covenants of any Material Agreement in accordance with prudent industry practices.

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6.25         Production Reports. As soon as available and in any event on or before the tenth (10th) day of each month, beginning May 10, 2017, a report certified by a Responsible Officer of Borrowers, in form and content satisfactory to the Administrative Agent prepared by Borrowers covering each of the Borrower Oil and Gas Properties and detailing on a monthly basis (i) the production volumes and sales and associated lease operating statements for the Borrower Oil and Gas Properties containing Proved Reserves, together with a certificate signed by a Responsible Officer of Borrowers as to the truth and accuracy of such analyses in all material respects; (ii) any adverse material changes to any producing reservoir, production equipment, or producing well from the report delivered for the preceding month and (iii) any sales of the Borrower Oil and Gas Properties since the delivery of the report for the preceding month and the effects thereof.

6.26         Transfer of Kansas Assets. If an Event of Default has occurred, and continues to occur three Business Days after Administrative Agent has provided written notice of such Event of Default to Borrowers, upon the request of Administrative Agent, assign all of the Kansas Assets to Administrative Agent or its assignee.

6.27         Kansas Assets. Pay or otherwise satisfy each Prior Kansas Liability by the latest of (a) June 9, 2017, (b) the date such payment is due pursuant to the agreement under which the obligation arose, or (c) the date such payment is due as agreed to in writing by the EnerJex Entity responsible for the payment and the Person to whom the payment is owed; provided that, upon request of Administrative Agent, Borrowers shall provide Administrative Agent with copies of any written agreements establishing the date such payment is due. For purposes of this Section 6.27, “Prior Kansas Liability” means each royalty, expense, tax, expenditure and liability with respect to the Kansas Assets that arose or accrued prior to April 1, 2017.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, Borrowers shall not, nor shall they permit any Subsidiary to, directly or indirectly:

7.01         Liens. Create, incur, assume or suffer to exist, any Lien upon any of its Borrower Oil and Gas Properties, or any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)          Liens granted under a Loan Document and securing the Obligations;

(b)          Liens existing on the date hereof and listed on Schedule 7.01 hereto and Liens on the same assets in connection with refinancings permitted by Section 7.03(b);

(c)          Liens for taxes, assessments, or other governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

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(d)          operators,’ non-operators,’ vendors,’ carriers,’ warehousemen’s, mechanics,’ materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business or which are incident to the exploration, development, operation, and maintenance of the Borrower Oil and Gas Properties, not overdue for a period of more than thirty days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)          pledges or deposits in the ordinary course of business or Liens in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)          deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)          easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, or reservations and other similar encumbrances, defects, irregularities, and deficiencies in title affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)          Liens securing Indebtedness permitted under Section 7.03(d); provided that, (i) such Liens do not at any time encumber any property other than the property sold to the Loan Party by the seller of the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and

(i)          Liens securing Indebtedness permitted under Section 7.03(e).

provided, that Liens described in clauses (b) through (i) above shall not constitute Permitted Liens upon the initiation of any foreclosure proceedings with regard to the property encumbered by such Liens and; provided further, no intention to subordinate the first priority Lien granted in favor of the Administrative Agent is hereby implied or expressed or is to be inferred by the permitted existence of such Permitted Liens; provided further, that, notwithstanding anything in this Agreement to the contrary, a violation of the covenant provided in this Section 7.01 shall not be deemed an Event of Default unless either (i) a Borrower has actual knowledge of such breach for thirty consecutive days or (ii) Administrative Agent notifies the Borrowers of a violation of this Section 7.01 and Borrowers fail to cure such violation within 30 days after their receipt of such notice.

7.02         Investments; Acquisitions. Make any Investments or acquisitions (including pursuant to the terms of any Material Agreement), except:

(a)          Investments held by Borrowers in the form of cash equivalents or short-term marketable debt securities;

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(b)          advances to officers, directors and employees of any Borrower in an aggregate amount not to exceed $5,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)          subject to the terms hereof, Investments of any Borrowers in any wholly-owned Subsidiary and Investments of any wholly-owned Subsidiary in any Borrower or in another wholly-owned Subsidiary;

(d)          Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; and

(e)          subject to Administrative Agent’s prior written consent, acquisitions or options to acquire Oil and Gas Properties.

7.03         Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)          Indebtedness under the Loan Documents;

(b)          Indebtedness outstanding on the date hereof and listed on Schedule 7.03 hereto and refinancings thereof; provided that the principal amount of such Indebtedness may not be increased at any time;

(c)          Indebtedness in respect of capital leases and purchase money obligations for fixed assets within the limitations set out in Section 7.01(h); provided that, the aggregate amount of all such Indebtedness at any one time outstanding may not exceed $100,000;

(d)          Indebtedness associated with bonds, surety obligations or sinking funds required by any Governmental Authority or operators in connection with the operation of the Borrower Oil and Gas Properties; and

(e)          Indebtedness in an aggregate amount not to exceed $100,000 at any time owed by Loan Parties to other Loan Parties to the extent such Indebtedness is unsecured and no payments of principal or interest thereunder are made without the consent of the Required Banks.

7.04         Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into, another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person or permit a Change of Control to occur with regard to any Loan Party; provided that, with the Administrative Agent’s prior written consent (not to be unreasonably withheld), Loan Parties may merge or consolidate with and into other Loan Parties, so long as a Borrower is the surviving entity resulting from any merger or consolidation involving such Borrower.

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7.05         Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except for the following:

(a)          Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)          Dispositions of, in one or any series of related transactions (including pursuant to any Material Agreement), any portion of the Borrower Oil and Gas Properties, whether now owned or hereafter acquired;

(c)          Dispositions of Hydrocarbons in the ordinary course of business;

(d)          Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; and

(e)          Dispositions of property by any Borrower or Subsidiary to any Borrower or to a wholly-owned Subsidiary, provided that, if the transferor of such property is a Borrower or a Guarantor, the transferee thereof must either be a Borrower or a Guarantor and each such party has contemporaneously therewith executed and delivered all Collateral Documents requested by Administrative Agent.

provided that any Disposition pursuant to clauses (a) through (e) shall be for fair market value.

7.06         Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so.

7.07         Change in Nature of Business; Material Agreements. (a) Engage in any material line of business substantially different from those lines of businesses is conducted by Borrowers and their Subsidiaries on the date hereof or reasonably related lines of businesses or (b) without the prior written consent of the Administrative Agent, amend, restate or otherwise modify any Debt Instrument or Material Agreements so as to (i) release, qualify, limit, make contingent or otherwise adversely affect the rights and benefits of the Administrative Agent or any Bank under or acquired pursuant to any Loan Document or (ii) otherwise conflict with any other specific provision in this Agreement or any other Loan Document or (c) amend, restate or otherwise modify Borrowers’ Governing Documentation.

7.08         Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of any Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Borrowers or such Subsidiary as would be obtainable by Borrowers or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, except employment agreements with Borrowers’ officers and directors on terms approved by the applicable Governing Body.

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7.09         Margin Regulations. (a) Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (b) take any action which might cause any of the Loan Documents to violate Regulations D, T, U or X or any other regulation of the Federal Reserve Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect, including without limitation, the use of the proceeds of any Loan or Letters of Credit to purchase or carry any margin stock in violation of Regulations D, T, U or X.

7.10         Pooling or Unitization. Voluntarily pool or unitize all or any part of the Borrower Oil and Gas Properties where the pooling or unitization would result in any diminution of any Borrower’s net revenue interest in production from the pooled or unitized lands, without Administrative Agent’s prior consent. Any unitization, pooling or communitization or other action or instrument in violation of this Section 7.10 shall be of no force or effect against Administrative Agent or any Bank.

7.11         Hedging. Enter into or maintain in effect during the term of this Agreement any Swap Contract.

7.12         [Reserved].

7.13         Agreements Restricting Liens. Create, incur, assume or permit to exist any contract, agreement, arrangement or understanding (other than this Agreement and the other Loan Documents) that in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of their assets, whether now owned or hereafter acquired, to secure the Obligations or that requires the consent of or notice to other Persons in connection therewith; provided that, the foregoing shall not apply to restrictions and conditions imposed by applicable Law or (b) discount any of its accounts receivable.

7.14         Compliance with ERISA.

(a)          Engage in, or permit any Subsidiary to engage in, any transaction in connection with which any Borrower or any Controlled Group member could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

(b)          Terminate, or permit any Subsidiary to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to any Borrower or any Controlled Group member to the PBGC;

(c)          Fail to make, or permit any Subsidiary to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable Law, any Borrower or any Controlled Group member is required to pay as contributions thereto;

(d)          Permit to exist, or allow any Subsidiary to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

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(e)          Permit, or allow any Subsidiary to permit, the actuarial present value of the benefit liabilities (as “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA) under any Plan maintained by any Borrower or any Controlled Group member which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

(f)          Assume an obligation to contribute to, or permit any Subsidiary to assume an obligation to contribute to, any Multiemployer Plan;

(g)          Acquire, or permit any Subsidiary to acquire, an interest in any Person if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA, and in either case, the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities, and the withdrawal liability, if assessed, could be expected to result in a Material Adverse Change;

(h)          Incur, or permit any Subsidiary to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

(i)          Assume an obligation to contribute to, or permit any Subsidiary to assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion without any material liability;

(j)          Amend or permit any Subsidiary to amend, a Plan resulting in an increase in current liability such that any Borrower or any Controlled Group member is required to provide security to such Plan under section 401(a)(29) of the Code; or

(k)          Permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Required Banks) risk of such a termination by the PBGC of any Plan.

ARTICLE VIII
THE AGENTS

8.01         Authorization and Action. Each Bank hereby irrevocably appoints and authorizes Administrative Agent to act on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to or required of Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Loan Documents (including, without limitation, enforcement or collection of the Notes), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and, as between such Administrative Agent and the Banks, shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Agreement, the other Loan Documents, or applicable law.

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8.02         Administrative Agent’s Reliance, Etc. NEITHER ANY ADMINISTRATIVE AGENT NOR ANY OF ITS DIRECTORS, OFFICERS, AGENTS, COUNSEL OR EMPLOYEES SHALL BE LIABLE TO ANY BANK FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS (I) WITH THE CONSENT OR AT THE REQUEST OF THE REQUIRED BANKS OR (II) IN THE ABSENCE OF ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION (IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT NEITHER ADMINISTRATIVE AGENT NOR ITS DIRECTORS, OFFICERS, AGENTS, COUNSEL AND EMPLOYEES SHALL HAVE ANY LIABILITY FOR ACTIONS AND OMISSIONS UNDER THIS SECTION 8.02 RESULTING FROM THEIR SOLE ORDINARY OR CONTRIBUTORY NEGLIGENCE). Without limitation of the generality of the foregoing, Administrative Agent: (i) may treat the payee of each Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to such Administrative Agent; (ii) may consult with legal counsel (including counsel for Borrowers or any of their Subsidiaries), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents or to inspect the property (including the books and records) of Borrowers and their Subsidiaries; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telegram, telecopier, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties; and (vii) the provisions of this Section 8.02 shall survive the termination of this Agreement and/or the payment or assignment of any of the Indebtedness under this Agreement.

8.03         Administrative Agent and its Affiliates. If Administrative Agent is a Bank, then with respect to the Loans made by it and the Note issued to it as a Bank, Administrative Agent shall have the same rights and powers under this Agreement or the other Loan Documents as any other Bank and may exercise the same as though it were not Administrative Agent. The term “Bank” or “Banks” shall, unless otherwise expressly indicated, include each Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrowers, any of their respective Subsidiaries and any Person who may do business with or own securities of Borrowers, any of its respective Subsidiaries, all as if Administrative Agent were not Administrative Agent and without any duty to account therefor to the Banks.

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8.04         Bank Credit Decision. Each Bank acknowledges and agrees that it has, independently and without reliance upon the Administrative Agent and based on the Financial Statements referred to in Section 5.05 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

8.05         Administrative Agent Indemnity. Administrative Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement, the other Loan Documents unless indemnified to Administrative Agent’s satisfaction by the Banks against loss, cost, liability and expense. If any indemnity furnished to Administrative Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. IN ADDITION, THE BANKS AGREE TO PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED BY BORROWERS), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE NOTES THEN HELD BY EACH OF THEM (OR IF NO NOTES ARE AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THE RESPECTIVE AMOUNTS OF THEIR OUTSTANDING LOANS, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY ADMINISTRATIVE AGENT UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY ACTION TAKEN OR OMITTED UNDER ARTICLE II OF THIS AGREEMENT); PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM ADMINISTRATIVE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION. Each Bank agrees, however, that it expressly intends, under this Section 8.05, to indemnify Administrative Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements arising out of or resulting from Administrative Agent’s ordinary or contributory negligence. Without limitation of the foregoing, each Bank agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any out of pocket expenses (including reasonable counsel fees) incurred by Administrative Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents to the extent that Administrative Agent is not reimbursed for such expenses by Borrowers. The provisions of this Section 8.05 shall survive the termination of this Agreement and/or the payment or assignment of any of the Indebtedness under this Agreement.

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8.06         Successor Agents. The Administrative Agent may resign as the Administrative Agent upon 30 days’ notice to the Banks. If the Administrative Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks (or the affiliates thereof) or another financial institution agreed to by the Required Banks, a successor administrative agent for the Banks, which successor administrative agent shall (unless an Event of Default has occurred and is continuing) be subject to the approval of the Borrowers (which approval shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks, a successor administrative agent from among the Banks (or the affiliates thereof) or other financial institutions agreed to by the Required Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties in such capacities shall be terminated without any other further act or deed on its behalf. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article VIII and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement or while it was actively engaged in transferring its rights and obligations as Administrative Agent to the successor administrative agent. If no successor administrative agent has accepted appointment as the Administrative Agent by the date 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Required Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor administrative agent as provided for above. If the Administrative Agent is the subject of an insolvency proceeding under any Debtor Relief Laws as a debtor and the Administrative Agent has not received court permission to continue to serve in its capacity as administrative agent hereunder as it was serving prior to the commencement of such proceeding, then upon request by the Required Banks, the Borrowers shall make during such time all payments otherwise due to the Administrative Agent, for the benefit of the Banks, directly to such Banks.

8.07         Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default hereunder unless Administrative Agent shall have received notice from a Bank or Borrowers referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” If Administrative Agent receives such a notice, Administrative Agent shall give notice thereof to the Banks; provided, however, if such notice is received from a Bank, Administrative Agent also shall give notice thereof to Borrowers. The Administrative Agent shall be entitled to take action or refrain from taking action with respect to such Default as provided in Section 8.01 and Section 8.02.

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ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES

9.01         Events of Default. Any of the following shall constitute an Event of Default:

(a)          Non-Payment.

(i)          Borrowers or any other Loan Party fail to pay when and as required to be paid herein, any amount of principal or interest on any Loan, or any fee due hereunder, within three (3) Business Days after notice from Administrative Agent for any other amount payable hereunder or under any other Loan Document; or

(ii)         Parent fails to pay when due any amount due under the Limited Guaranty within five (5) days after notice to Parent from Administrative Agent of such amount due thereunder; or

(b)          Specific Covenants. Borrowers fail to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.22, 6.27 or Article VII (subject to Section 7.01); or

(c)          Other Covenants. Any EnerJex Entity fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the applicable EnerJex Entity receives written notice thereof from Administrative Agent or any event of default occurs and is continuing under any other Loan Document for thirty (30) days after Borrowers receive written notice thereof from Administrative Agent; or

(d)          Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrowers or any other Loan Party herein, or by any of the EnerJex Entities in any other Loan Document, or in any document delivered by or on behalf of an EnerJex Entity in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed; or

(e)          Cross-Default. Borrowers or any other Loan Party (A) fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and after any applicable grace period, in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $100,000 or (B) fail to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, and, as a result thereof, the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) cause such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

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(f)          Insolvency Proceedings, Etc. Any EnerJex Entity institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(g)          Inability to Pay Debts; Attachment. (i) Any EnerJex Entity becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(h)          Judgments. There is entered against any Loan Party (i) one or more final, non-appealable, judgments or orders for the payment of money in an aggregate amount exceeding $500,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)          ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $100,000, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000; or

(j)          Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or prior to satisfaction in full of all the Obligations, ceases to be in full force and effect; or any EnerJex Entity contests in any manner the validity or enforceability of any Loan Document; or any EnerJex Entity denies that it has any further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document, or any Lien with respect to any portion of the Collateral intended to be secured thereby ceases to be, or, subject to Section 7.01, is not, valid, perfected and prior to all other Liens or is terminated other than in accordance with the Loan Documents, revoked or declared void; or

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(k)          Change of Control. There occurs any Change of Control with respect to any Loan Party; or

(l)          Material Adverse Effect. There occurs any event or circumstance that has a Material Adverse Effect.

9.02         Remedies Upon Event of Default. If any Event of Default occurs, Administrative Agent may take any or all of the following actions:

(a)          declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers;

(b)          exercise all rights and remedies available to it under the Loan Documents (including Section 6.26) or applicable law, which, for the avoidance of doubt, pursuant to Section 2.14 hereof, are limited to exercising its rights under the Loan Documents to the Kansas Assets; and

(c)          enforce Parent's obligations under the Limited Guaranty to the extent provided therein;

provided that, upon the occurrence of an Event of Default pursuant to Section 9.01(f), the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Administrative Agent.

9.03         Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable as set out in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by Administrative Agent in the following order:

(a)          First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs payable hereunder and the other Loan Documents and amounts payable under Article III) payable to Administrative Agent under the Loan Documents;

(b)          Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs payable hereunder and the other Loan Documents and amounts payable under Article III) payable to Banks under the Loan Documents;

(c)          Third, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees on the Loans;

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(d)          Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans;

(e)          Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrowers or as otherwise required by Law.

ARTICLE X
MISCELLANEOUS

10.01         Amendments, Etc.

Subject to Section 10.18, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by Administrative Agent, the Required Banks and Borrowers or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.02         Notices and Other Communications; Facsimile Copies.

(a)          General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered, to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, specified for such Person on Schedule 10.02 or to such other address, facsimile number, or electronic mail address as shall be designated by such party in a notice to the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, upon delivery; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and the sender has received electronic confirmation of error free receipt; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to Administrative Agent pursuant to Article II shall not be effective until actually received by Administrative Agent. In no event shall a phone call or voicemail message be effective as a notice, communication or confirmation hereunder. Notwithstanding anything to the contrary under this Agreement, any provision relating to any notices, requests and other communications to be made by Administrative Agent to any Borrower shall only be required to be made to one Borrower, and Administrative Agent shall only be required to rely on notices, requests and other communications from one Borrower on behalf of itself and the other Borrowers and not from all or any other Borrower.

(b)          Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or PDF attachment. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all EnerJex Entities, the Banks and Administrative Agent. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document, PDF attachment or signature.

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(c)          Limited Use of Electronic Mail. Electronic mail and internet and Intranet websites may be used only to distribute routine communications, such as financial statements, and to distribute Loan Documents for execution by the parties thereto (including the execution thereof by PDF attachment), and may not be used for any other purpose.

(d)          Reliance by Administrative Agent. Administrative Agent shall be entitled to rely and act upon any notices purportedly given by or on behalf of Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. BORROWERS SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT AND ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, BANKS AND ATTORNEYS-IN-FACT FROM ALL LOSSES, COSTS, EXPENSES AND LIABILITIES RESULTING FROM THE RELIANCE BY SUCH PERSON ON EACH SUCH REQUEST PURPORTEDLY GIVEN BY OR ON BEHALF OF BORROWERS. All telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03         No Waiver; Cumulative Remedies. No failure by Administrative Agent or any Bank to exercise, and no delay by Administrative Agent or any Bank in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04         Attorney Costs and Expenses. Borrowers agree (a) to pay or reimburse Administrative Agent and Banks for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions of this Agreement and any of the other Loan Documents (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs (but without duplication of any amounts paid pursuant to Section 6.22), and (b) to pay or reimburse Administrative Agent for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such reasonable costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs of Administrative Agent and the Banks in connection therewith. The foregoing costs and expenses shall include all search, filing, recording, and fees and taxes related thereto, and other reasonable out-of-pocket expenses related thereto incurred by Administrative Agent and the reasonable cost of independent public accountants and other outside experts retained by Administrative Agent in connection therewith. The agreements in this Section shall survive the repayment of all other Obligations.

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10.05         Indemnification by Borrowers. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, BORROWERS SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT, BANKS, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES AND ADVISORS (INCLUDING ATTORNEYS, ACCOUNTANTS AND EXPERTS) (COLLECTIVELY THE “INDEMNITEES”) FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS OF SUCH INDEMNITEE) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE IN ANY WAY RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH (A) THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF ANY LOAN DOCUMENT OR ANY OTHER AGREEMENT, LETTER OR INSTRUMENT DELIVERED BY OR ON BEHALF OF AN ENERJEX ENTITY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREBY OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, (B) ANY LOAN OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM, (C) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY CURRENTLY OR FORMERLY OWNED OR OPERATED BY BORROWERS OR ANY OTHER LOAN PARTY, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO BORROWERS OR ANY OTHER LOAN PARTY, OR (D) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY (INCLUDING ANY INVESTIGATION OF, PREPARATION FOR, OR DEFENSE OF ANY PENDING OR THREATENED CLAIM, INVESTIGATION, LITIGATION OR PROCEEDING) AND REGARDLESS OF WHETHER INDEMNITEE IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. NO INDEMNITEE SHALL BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES RELATING, DIRECTLY OR INDIRECTLY, TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE REPAYMENT, SATISFACTION OR DISCHARGE OF ALL THE OBLIGATIONS AND THE ASSIGNMENT BY ONE OR MORE BANKS OF ALL OR ANY OF THE OBLIGATIONS OR TOTAL OBLIGATIONS AND THE RELEASE OF ANY ENERJEX ENTITY FROM ANY OBLIGATIONS UNDER THE LOAN DOCUMENTS PRIOR TO SUCH TERMINATION, SATISFACTION, DISCHARGE OR ASSIGNMENT. ALL AMOUNTS DUE UNDER THIS SECTION 10.05 SHALL BE PAYABLE WITHIN TEN BUSINESS DAYS AFTER DEMAND THEREFOR.

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10.06         Payments Set Aside. To the extent that any payment by or on behalf of Borrowers is made to a Bank Party, or a Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by a Bank Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

10.07         Successors and Assigns; Participation; Purchasing Banks.

(a)          Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of Borrowers, the Administrative Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Borrowers may not assign or transfer any of their rights or obligations hereunder without the written consent of all the Banks (with notice thereof to the Administrative Agent).

(b)          Each Bank may, without the consent of, but with notice to, Borrowers, sell participations to one or more banks or other financial institutions in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Loans owing to it, and the Notes held by it); provided, however, that (i) the selling Bank’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrowers, the Administrative Agent, and the other Banks shall continue to deal solely and directly with the selling Bank in connection with such Bank’s rights and obligations under this Agreement and the other Loan Documents, (iv) the selling Bank shall remain the holder of its Note(s) for all purposes of this Agreement, and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrowers therefrom, except to the extent that such amendment, waiver or consent would reduce to the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any regularly scheduled payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. Borrowers agree that each participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were a Bank. A participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than a Bank would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Borrower’s prior written consent.

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(c)          With the prior written consent of Borrowers and the Administrative Agent, each Bank may assign to one or more banks or other financial institutions (a “Purchasing Bank”), all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided, however, that (i) each such Bank must first offer to Administrative Agent the right to purchase such interests, rights and obligations as a Purchasing Bank before any such Bank offers or agrees to assign such rights to another Bank, or any other bank or entity, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank’s rights and obligations under this Agreement and the other Loan Documents, (iii) after giving effect to such assignment, the Purchasing Bank’s Loan must be at least $500,000 (either solely as the result of such assignment or as the result of multiple assignments from two or more assigning Banks), (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent a Loan Transfer Supplement together with any Notes subject to such Loan Transfer Supplement, (v) the assigning Bank shall pay to Administrative Agent an assignment fee of $3,500 and (vi) an assigning Bank shall not assign a portion of such Bank’s Loan in an amount less than an amount equal to the lesser of such Bank’s Loan hereunder and $500,000. Upon such execution and delivery, from and after the effective date specified in each Loan Transfer Supplement, which effective date shall be at least five Business Days after the execution thereof (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such assignment, shall have the rights and obligations of a Bank hereunder and (y) the assignor Bank thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of a Loan Transfer Supplement covering all of the remaining portion of an assigning Bank’s rights and obligations under this Agreement and the other Loan Documents, such Bank shall cease to be a party hereto). Such Loan Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Percentage Shares arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such assigning Bank under this Agreement, the Notes and the other Loan Documents. Notwithstanding anything to the contrary in this Section 10.07 or in the form of Loan Transfer Supplement, the Borrowers’ approval of the transfer from any Bank to any Purchasing Bank of all or a portion of the assigning Bank’s interests, rights and obligations under this Agreement and the other Loan Documents shall not be necessary at any time following the Closing Date.

(d)          The Administrative Agent shall maintain at its office a copy of each Loan Transfer Supplement delivered to it and a register for the recordation of the names and addresses of the Banks and the Loan Amount of, and principal amount of the Loans owing to, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, the Administrative Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

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(e)          Upon its receipt of a Loan Transfer Supplement executed by an assigning Bank and a Purchasing Bank together with any Notes subject to such Loan Transfer Supplement and the written consent of Borrowers, if required, and Administrative Agent to such Loan Transfer Supplement, the Administrative Agent shall (i) accept such Loan Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks and Borrowers. Within five (5) Business Days after receipt of such notice, Borrowers shall, at their own expense, execute and deliver to the Administrative Agent, in exchange for the surrendered Notes, replacement Notes dated as of the effective date of such surrendered Notes and otherwise substantially in the form of the Notes replaced thereby payable to the order of such Purchasing Bank in an amount equal to the Loan assumed by it pursuant to such Loan Transfer Supplement and, if the assigning Bank has retained any Loan hereunder, replacement Notes dated as of the effective date of the surrendered Notes and otherwise substantially in the form of the Notes replaced thereby payable to the order of the assigning Bank in an amount equal to the Loan of such assigning Bank retained by it hereunder. Such replacement Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes. Contemporaneously with the delivery of the replacement Notes, the canceled Notes shall be returned to Borrowers marked “Replaced.”

(f)          Each Bank and Administrative Agent agrees to hold any confidential information which it may receive from the Borrowers pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Bank Parties and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Bank Party, (iii) to regulatory officials, (iv) to any Person as such Bank or Administrative Agent reasonably believes it is compelled to disclose to pursuant to law, regulation, or legal process, (v) to any Person in connection with any legal proceeding with respect to the Loans, Loan Documents or transaction contemplated thereby to which such Bank is a party, (vi) to such Bank’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by this Section; provided, with respect to clauses (i), (ii) and (vi), that such Persons are informed of the confidential nature thereof and instructed to keep such information confidential. Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrowers or any other Subsidiary of Borrowers furnished to such Bank by or on behalf of Borrowers or any other Subsidiary of Borrowers; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to Borrowers and any of its Subsidiaries received from such Bank to the same extent as required by this Section.

(g)          Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

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10.08         Set-off. In addition to any rights and remedies of the Banks provided by law, upon the occurrence and during the continuance of any Event of Default, each Bank is authorized at any time and from time to time, without prior notice to Borrowers or any other Loan Party, any such notice being waived by Borrowers (on their own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Bank hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not any such Bank shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each such Bank agrees to notify Borrowers after any such set-off and application made by any such Bank; provided that, the failure to give such notice shall not affect the validity of such set-off and application. This Section 10.08 is subject to the provisions of Section 2.13.

10.09         Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Bank shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged, or received by any Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.11         INTEGRATION; FINAL AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, COMPRISES THE COMPLETE AND INTEGRATED AGREEMENT OF THE PARTIES ON THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON SUCH SUBJECT MATTER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS AGREEMENT AND THOSE OF ANY OTHER LOAN DOCUMENT TO WHICH A BORROWER IS A PARTY, THE PROVISIONS OF THIS AGREEMENT SHALL CONTROL; PROVIDED THAT THE INCLUSION OF SUPPLEMENTAL RIGHTS OR REMEDIES IN FAVOR OF ADMINISTRATIVE AGENT OR ANY BANK IN ANY OTHER LOAN DOCUMENT SHALL NOT BE DEEMED A CONFLICT WITH THIS AGREEMENT. EACH LOAN DOCUMENT WAS DRAFTED WITH THE JOINT PARTICIPATION OF THE RESPECTIVE PARTIES THERETO AND SHALL BE CONSTRUED NEITHER AGAINST NOR IN FAVOR OF ANY PARTY, BUT RATHER IN ACCORDANCE WITH THE FAIR MEANING THEREOF.

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10.12         Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Banks, regardless of any investigation made by the Banks or on their behalf and notwithstanding that such Bank may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.13         Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.14         Governing Law; Submission to Jurisdiction.

(a)          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)          ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN HOUSTON OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, ADMINISTRATIVE AGENT, BORROWERS AND THE BANKS CONSENT, FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. BORROWERS, THE BANKS AND ADMINISTRATIVE AGENT IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. BORROWERS, THE BANKS AND ADMINISTRATIVE AGENT WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

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10.15         DISPUTE RESOLUTION; WAIVER OF JURY TRIAL; CLASS ACTION WAIVER; ARBITRATION; RELIANCE; DAMAGES.

(a)          DISPUTE RESOLUTION. THIS SECTION CONTAINS A JURY WAIVER, ARBITRATION CLAUSE, AND A CLASS ACTION WAIVER. READ IT CAREFULLY.

THIS DISPUTE RESOLUTION PROVISION SHALL SUPERSEDE AND REPLACE ANY PRIOR “JURY WAIVER,” “JUDICIAL REFERENCE,” “CLASS ACTION WAIVER,” “ARBITRATION,” “DISPUTE RESOLUTION,” OR SIMILAR ALTERNATIVE DISPUTE AGREEMENT OR PROVISION BETWEEN OR AMONG THE PARTIES.

(b)          JURY TRIAL WAIVER; CLASS ACTION WAIVER. AS PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BEFORE A JURY IN CONNECTION WITH ANY DISPUTE (AS “DISPUTE” IS HEREINAFTER DEFINED), AND DISPUTES SHALL BE RESOLVED BY A JUDGE SITTING WITHOUT A JURY. IF A COURT DETERMINES THAT THIS PROVISION IS NOT ENFORCEABLE FOR ANY REASON AND AT ANY TIME PRIOR TO TRIAL OF THE DISPUTE, BUT NOT LATER THAN 30 DAYS AFTER ENTRY OF THE ORDER DETERMINING THIS PROVISION IS UNENFORCEABLE, ANY PARTY SHALL BE ENTITLED TO MOVE THE COURT FOR AN ORDER COMPELLING ARBITRATION AND STAYING OR DISMISSING SUCH LITIGATION PENDING ARBITRATION (“ARBITRATION ORDER”). IF PERMITTED BY APPLICABLE LAW, EACH PARTY ALSO WAIVES THE RIGHT TO LITIGATE IN COURT OR AN ARBITRATION PROCEEDING ANY DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.

(c)          ARBITRATION. IF A CLAIM, DISPUTE, OR CONTROVERSY ARISES WITH RESPECT TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, ANY RELATED AGREEMENTS, OR ANY OTHER AGREEMENT OR BUSINESS RELATIONSHIP WHETHER OR NOT RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT (ALL OF THE FOREGOING, A “DISPUTE”), AND ONLY IF A JURY TRIAL WAIVER IS NOT PERMITTED BY APPLICABLE LAW OR RULING BY A COURT, EITHER PARTY MAY REQUIRE THAT THE DISPUTE BE RESOLVED BY BINDING ARBITRATION BEFORE A SINGLE ARBITRATOR. BY AGREEING TO ARBITRATE A DISPUTE, EACH PARTY GIVES UP ANY RIGHT THAT PARTY MAY HAVE TO A JURY TRIAL, AS WELL AS OTHER RIGHTS THAT PARTY WOULD HAVE IN COURT THAT ARE NOT AVAILABLE OR ARE MORE LIMITED IN ARBITRATION, SUCH AS THE RIGHTS TO DISCOVERY AND TO APPEAL.

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ARBITRATION SHALL BE COMMENCED BY FILING A PETITION WITH, AND IN ACCORDANCE WITH THE APPLICABLE ARBITRATION RULES OF, JAMS OR NATIONAL ARBITRATION FORUM (“ADMINISTRATOR”) AS SELECTED BY THE INITIATING PARTY. IF THE PARTIES AGREE, ARBITRATION MAY BE COMMENCED BY APPOINTMENT OF A LICENSED ATTORNEY WHO IS SELECTED BY THE PARTIES AND WHO AGREES TO CONDUCT THE ARBITRATION WITHOUT AN ADMINISTRATOR. DISPUTES INCLUDE MATTERS (I) RELATING TO A DEPOSIT ACCOUNT, APPLICATION FOR OR DENIAL OF CREDIT, ENFORCEMENT OF ANY OF THE OBLIGATIONS EITHER PARTY HAS TO THE OTHER, COMPLIANCE WITH APPLICABLE LAWS AND/OR REGULATIONS, PERFORMANCE OR SERVICES PROVIDED UNDER ANY AGREEMENT BY ANY PARTY, (II) BASED ON OR ARISING FROM AN ALLEGED TORT, OR (III) INVOLVING EITHER PARTY’S EMPLOYEES, AGENTS, AFFILIATES, OR ASSIGNS. HOWEVER, DISPUTES DO NOT INCLUDE THE VALIDITY, ENFORCEABILITY, MEANING, OR SCOPE OF THIS ARBITRATION PROVISION AND SUCH MATTERS MAY BE DETERMINED ONLY BY A COURT. IF A THIRD PARTY IS A PARTY TO A DISPUTE, EACH PARTY CONSENTS TO INCLUDING THE THIRD PARTY IN THE ARBITRATION PROCEEDING FOR RESOLVING THE DISPUTE WITH THE THIRD PARTY. VENUE FOR THE ARBITRATION PROCEEDING SHALL BE AT A LOCATION DETERMINED BY MUTUAL AGREEMENT OF THE PARTIES OR, IF NO AGREEMENT, IN THE CITY AND STATE WHERE LENDER OR THE BANK IS HEADQUARTERED.

If a court orders arbitration of a Dispute, the party to the Dispute that did not seek the Arbitration Order shall commence arbitration. The party that sought the Arbitration Order may commence arbitration, but shall have no obligation to do so, and shall not in any way be adversely prejudiced by initiating or participating in litigation or electing not to commence arbitration. The arbitrator shall (i) hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) render a decision and any award applying applicable law; (iii) give effect to any limitations period in determining any Dispute or defense; (iv) enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, apply rules of evidence governing civil cases; and (vi) apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

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Judgment upon an arbitration award may be entered in any court having jurisdiction, except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney’s fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. This arbitration provision shall survive any termination, amendment, or expiration of this Agreement. If the terms of this provision vary from the Administrator’s rules, this arbitration provision shall control.

(d)          RELIANCE. Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers, agreements, and certifications in this section.

(e)          DAMAGES. BORROWERS, EACH LOAN PARTY AND BANK, AND EACH PARTICIPANT EXPRESSLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION AGAINST ANOTHER PARTY, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

10.16         USA Patriot Act Notice. The Banks hereby notify the EnerJex Entities that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56) signed into law October 26, 2001 (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the EnerJex Entities, which information includes the name and address of the EnerJex Entities and other information that will allow the Banks to identify the EnerJex Entities in accordance with the USA Patriot Act.

10.17         Time of the Essence. Time is of the essence of the Loan Documents.

10.18         Amendments or Modifications. Subject to the provisions of this Section, the Required Banks (or the Administrative Agent with the consent in writing of the Required Banks) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding, deleting or otherwise modifying any provisions of the Loan Documents or changing in any manner the rights of the Banks or the Borrower hereunder or waiving any Event of Default hereunder or consenting to any departure of a EnerJex Entity therefrom; provided, however, that:

(a)          no such supplemental agreement shall, without the consent of all of the Banks:

(i)          Extend the final maturity of any Loan, postpone any regularly scheduled payment of principal of any Loan, forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

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(ii)         Reduce the percentage specified in the definition of Required Banks.

(iii)        Reduce the amount or extend the payment date for, the mandatory payments required under Section 2.05, or increase the Aggregate Loan Amount or the Loan of any Bank hereunder, or permit the Borrowers to assign their rights under this Agreement.

(iv)        Release any Guarantor of any Loan or, except as provided in the Collateral Documents, release all or substantially all of the Borrower Oil and Gas Properties.

(v)         Amend this Section 10.18.

(b)          No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.

(c)          If, in connection with any proposed amendment, modification, waiver or consent (a “Proposed Change”) requiring the consent of all Banks but only the consent of Required Banks is obtained (any such Bank whose consent is not obtained, a “Non-Consenting Bank”), then, upon notice to such Non-Consenting Banks and Administrative Agent, Borrowers may require such Non-Consenting Banks to sell and assign all of their interests, rights and obligations under this Agreement and the other Loan Documents to one or more Persons reasonably acceptable to Borrowers (after all of the consenting Banks have declined to acquire such additional interests, rights and obligations or portion thereof), with the consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided that such Non-Consenting Banks shall have received payment of an amount equal to the outstanding principal amount of their respective Loans and all accrued interest, fees and other amounts payable with respect thereto through the date of sale. Such sale and assignment shall be consummated pursuant to executed Loan Transfer Supplements pursuant to and in accordance with Section 10.07(c).

(d)          Banks hereby irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral (x) on the date that all Obligations have been paid and discharged in full, or (y) constituting property being sold or disposed of by any Loan Party in compliance with the provisions of this Agreement or any other Loan Document.

(e)          Required Banks shall promptly provide Administrative Agent with a copy of any amendment or supplemental agreement to which Administrative Agent is not a party.

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10.19         Amendment and Restatement. The parties hereto agree that this Agreement amends, rearranges and restates the Existing Loan Agreement in its entirety, and shall thereafter be evidenced and governed by the terms of this Agreement. The Borrowers agree that according to their terms, Borrowers’ obligations (and the Liens granted by the Borrowers) under the Existing Collateral Documents (as amended pursuant to the Original Borrowers Security Agreement Amendment and Supplemental Borrowers Security Agreement Amendment) to which they are a party will continue in full force and effect to secure the Obligations.

10.20         Controlling Provision Upon Conflict. Except as may be expressly provided otherwise in this Agreement, in the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control, and in the event of a conflict between the provisions of the Limited Guaranty and this Agreement, the provisions of the Limited Guaranty shall control.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first written above.

ENERJEX KANSAS, INC.

By:
Louis Schott
Chief Executive Officer

BLACK RAVEN ENERGY, INC.

By:
Louis Schott
Chief Executive Officer

ADENA, LLC

By:
Louis Schott
Chief Executive Officer

KANSAS HOLDINGS, LLC

By:
Louis Schott
Chief Executive Officer

WORKING INTEREST, LLC

By:
Louis Schott
Chief Executive Officer

BLACK SABLE ENERGY, LLC

By:
Louis Schott
Chief Executive Officer

Signature Page to Second Amended and Restated Credit Agreement

as Borrowers

CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent

By:

PASS CREEK RESOURCES LLC

By:
Name: __________________________
Title: __________________________

as Bank

Signature Page to Second Amended and Restated Credit Agreement

SCHEDULE 1.01

LOAN AMOUNTS AND

AGGREGATE LOAN AMOUNT

Bank	Percentage Share	Loan Amount
Pass Creek Resources LLC	100.0%	$4,500,000
Aggregate Loan Amount:		$4,500,000

Schedule 1.01

SCHEDULE 10.02

ADDRESSES FOR NOTICES

BORROWERS

4040 Broadway, Suite 508

San Antonio, Texas 78209

Attn:	Louis Schott, Chief Executive Officer
Telephone: (210) 451-5545
Electronic Mail: lgschott@hotmail.com

With copy to:

Reicker, Pfau, Pyle & McRoy LP

1421 State Street, Suite B

Santa Barbara, CA 93101

Attn:	Michael E. Pfau
Telephone: (805) 966-2440 ext. 444
Facsimile: (805) 966-3320
Electronic Mail: mpfau@rppmh.com

CORTLAND CAPITAL MARKET SERVICES LLC

225 W. Washington St. 21st Floor

Chicago, Illinois 60606

Attn:     Maria Villagomez and Legal Department

Telephone: (312) 564-5100

Facsimile: (312) 376-0751

Electronic Mail: CPCagency@cortlandglobal.com and legal@cortlandglobal.com

With a copy to:

HOLLAND & KNIGHT LLP

131 S. Dearborn St., 30th Floor

Chicago, Illinois 60603

Attn:       Joshua M. Spencer

Telephone: (312) 715-5709

Facsimile: (312) 578-6666

Electronic Mail: joshua.spencer@hklaw.com

Schedule 10.02

SCHEDULE 10.07

LOAN TRANSFER SUPPLEMENT

THIS LOAN TRANSFER. SUPPLEMENT (this “Loan Transfer Supplement”) dated as of the date set forth in Item 1 of Schedule I hereto, is among the Transferor Bank set forth in Item 2 of Schedule I hereto (the “Transferor Bank”), each Purchasing Bank set forth in Item 3 of Schedule 1 (each a “Purchasing Bank”), and CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent for the Banks under, and as defined in, the Credit Agreement described below (in such capacity, the “Administrative Agent”) and is consented to and acknowledged by ENERJEX KANSAS, INC., BLACK RAVEN ENERGY, INC., WORKING INTEREST, LLC, ADENA, LLC, KANSAS HOLDINGS, LLC and BLACK SABLE ENERGY, LLC (collectively, the “Borrowers”), but only to the extent required under Section 10.07 of the Credit Agreement, defined below.

RECITALS

WHEREAS, this Loan Transfer Supplement is being executed and delivered in accordance with Section 10.07(c) of the Second Amended and Restated Credit Agreement dated effective as of May [__], 2017, by and among the Borrowers, Transferor Bank and the other Banks party thereto and the Administrative Agent (as from time to time amended, supplemented, restated or otherwise modified in accordance with the terms thereof, the “Credit Agreement”; terms defined therein being used herein as therein defined);

WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) wishes to become a Bank party to the Credit Agreement; and

WHEREAS, the Transferor Bank is selling and assigning to each Purchasing Bank, rights, obligations and Loans under the Credit Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

GENERAL TERMS

Section 1. Upon receipt by the Administrative Agent of (a) an assignment fee of $3,500 and (b) five counterparts of this Loan Transfer Supplement, to each of which is attached a fully completed Schedule I and Schedule II, and each of which has been executed by the Transferor Bank, each Purchasing Bank (and any other person required by the Credit Agreement to execute this Loan Transfer Supplement), the Administrative Agent will transmit to the Borrowers, the Transferor Bank and each Purchasing Bank a Transfer Effective Notice, substantially in the form of Schedule III to this Loan Transfer Supplement (a “Transfer Effective Notice”). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Loan Transfer Supplement shall become effective (the “Transfer Effective Date”), which date shall be at least five (5) Business Days following the date of such Transfer Effective Notice. From and after the Transfer Effective Date each Purchasing Bank shall be a Bank party to the Credit Agreement for all purposes thereof.

Schedule 10.07 - 1

Section 2. At or before 12:00 Noon, local time of the Transferor Bank, on the Transfer Effective Date, each Purchasing Bank shall pay to the Transferor Bank, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the “Purchase Price”), of the portion being purchased by such Purchasing Bank (such Purchasing Bank’s “Purchased Percentage”) of the outstanding Credit Extensions and other amounts owing to the Transferor Bank under the Credit Agreement and the Notes. Effective upon receipt by the Transferor Bank of the Purchase Price from a Purchasing Bank, the Transferor Bank hereby irrevocably sells, assigns and transfers to such Purchasing Bank, without recourse, representation or warranty, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, such Purchasing Bank’s Purchased Percentage of the Loan of the Transferor Bank and the presently outstanding Credit Extensions and other amounts owing to the Transferor Bank under the Credit Agreement and the Notes together with all instruments, documents and collateral security pertaining thereto.

Section 3. The Transferor Bank has made arrangements with each Purchasing Bank with respect to (a) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Bank to such Purchasing Bank of any fees heretofore received by the Transferor Bank pursuant to the Credit Agreement prior to the Transfer Effective Date, and (b) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Bank to the Transferor Bank of fees or interest received by such Purchasing Bank pursuant to the Credit Agreement from and after the Transfer Effective Date.

Section 4. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Bank pursuant to the Credit Agreement and the Notes shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Loan Transfer Supplement.

(b)          All interest, fees and other amounts that would otherwise accrue, for the account of the Transferor Bank from and after the Transfer Effective Date pursuant to the Credit Agreement and the Notes shall, instead, accrue for the account of, and be payable to, the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Loan Transfer Supplement.

(c)          In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the Transferor Bank and each Purchasing Bank will make appropriate arrangements for payment by the Transferor Bank to such Purchasing Bank of such amount upon receipt thereof from the Borrowers.

Schedule 10.07 - 2

Section 5. On or prior to the Transfer Effective Date, the Transferor Bank will deliver to the Administrative Agent its Note. Within five (5) Business Days after Borrowers’ receipt of notice from Administrative Agent of Administrative Agent’s receipt of this Loan Transfer Supplement, the Borrowers will deliver to the Administrative Agent, in exchange for the surrendered Note from the Transferor Bank, a new Note for each Purchasing Bank and the Transferor Bank, to the extent the Transferor Bank has retained any of its Loan, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their respective Loan Amounts (as adjusted pursuant to this Loan Transfer Supplement). As provided in Section 10.07(e) of the Credit Agreement, each such new Note shall be dated the date of the original Note delivered pursuant to the Credit Agreement (the “Effective Date”). Promptly after the Transfer Effective Date, the Administrative Agent will send to each of the Transferor Bank and the Purchasing Banks its new Note and will send to the Borrowers the superseded Note of the Transferor Bank, marked “Canceled” or “Replaced” as appropriate.

Section 6. Concurrently with the execution and delivery hereof, the Transferor Bank will provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents in the Transferor Bank’s possession that were delivered to the Administrative Agent on the Effective Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

Section 7. Each of the parties to this Loan Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Loan Transfer Supplement.

Section 8. By executing and delivering this Loan Transfer Supplement, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Administrative Agent and the Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes, any other Loan Document or any other instrument or document furnished pursuant thereto; (ii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, any Subsidiary of either of the Borrowers or the performance or observance by the Borrowers or any Subsidiary of either of the Borrowers of any of their respective obligations under the Credit Agreement, the Notes, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Bank confirms that it has received a copy of the Credit Agreement, together with copies of the Financial Statements referred to in Section 6.01(a), the Financial Statements delivered pursuant to Section 6.01(b) if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Loan Transfer Supplement; (iv) each Purchasing Bank will, independently and without reliance upon the Administrative Agent, the Transferor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Bank appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article VIII of the Credit Agreement; and (vi) each Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

Schedule 10.07 - 3

Section 9. Each party hereto represents and warrants to and agrees with the Administrative Agent that it is aware of and will comply with the provision of Section 10.08 of the Credit Agreement.

Section 10. Schedule II hereto sets forth the revised Loan Amounts and Percentage Shares of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

Section 11. THIS LOAN TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item I of Schedule I hereto.

Schedule 10.07 - 4

Schedule I to
Loan Transfer Supplement

COMPLETION OF INFORMATION AND
SIGNATURES FOR LOAN
TRANSFER SUPPLEMENT

Re:	Second Amended and Restated Credit Agreement dated effective as of May [__], 2017, among EnerJex Kansas, Inc., Black Raven Energy, Inc., Working Interest, LLC, Adena, LLC, Kansas Holdings, LLC, Black Sable Energy, LLC, the Banks, and Cortland Capital Market Services LLC, as Administrative Agent for the Banks thereunder.

Item 1	(Date of Loan Transfer Supplement): [Insert date of Loan Transfer Supplement]

Item 2	(Transferor Bank): [Insert name of Transferor Bank]

Item 3	(Purchasing Bank[s]): [Insert name[s] of Purchasing Bank[s]]

Item 4	(Signatures of Parties to Loan Transfer Supplement): _________________________, as Transferor Bank

By
Title:

, as Purchasing Bank

By
Title:

, as Purchasing Bank

By
Title:

, as Purchasing Bank

Schedule 10.07 - 5

CONSENTED TO AND ACKNOWLEDGED:

ENERJEX KANSAS, INC.

By:
Name:
Title:

BLACK RAVEN ENERGY, INC.

By:
Name:
Title:

WORKING INTEREST, LLC

By:
Name:
Title:

ADENA, LLC

By:
Name:
Title:

KANSAS HOLDINGS, LLC

By:
Name:
Title:

BLACK SABLE ENERGY, LLC

By:
Name:
Title:

CORTLAND CAPITAL MARKET SERVICES LLC,
as Administrative Agent

By:
Name:
Title:

[Borrowers’ consent only required to the extent set forth in Section 10.07 of the Credit Agreement.]

Schedule 10.07 - 6

ACCEPTED FOR RECORDATION
IN REGISTER:

CORTLAND CAPITAL MARKET SERVICES LLC,

as Administrative Agent

By:
Name:
Title:

Schedule 10.07 - 7

Schedule II to
Loan Transfer Supplement

LIST OF LENDING OFFICES, ADDRESSES
FOR NOTICES AND LOAN AMOUNTS

[Name of Transferor Bank]

	Revised Loan Amount:	$

Revised Percentage Share:

[Name of Purchasing Bank]

	New Loan Amount:	$

New Percentage Share:

Address for Notices:

[address]

Attention:
Telex:
Answer back:
Telephone:
Telecopier:

Lending Office:

Schedule 10.07 - 8

[Form of Transfer Effective Notice]

Schedule III to
Loan Transfer Supplement

To:	EnerJex Kansas, Inc., Black Raven Energy, Inc., Working Interest, LLC, Adena, LLC, Kansas Holdings, LLC and Black Sable Energy, LLC [Insert Name of Transferor Bank and each Purchasing Bank]

The undersigned, as Administrative Agent under the Second Amended and Restated Credit Agreement dated effective as of May [__], 2017, among EnerJex Kansas, Inc., Black Raven Energy, Inc., Working Interest, LLC, Adena, LLC, Kansas Holdings, LLC and Black Sable Energy, LLC (collectively, “Borrowers”), the Banks and other financial institutions from time to time parties thereto and Cortland Capital Market Services LLC, as Administrative Agent, acknowledges receipt of (a) an assignment fee of $3,500 and (b) five executed counterparts of a completed Loan Transfer Supplement, as described in Schedule I hereto. [Note: attach copy of Schedule I from Loan Transfer Supplement.] Terms defined in such Loan Transfer Supplement are used herein as therein defined.

1.          Pursuant to such Loan Transfer Supplement, you are advised that the Transfer Effective Date will be [Insert fifth Business Day following date of Transfer Effective Notice].

2.          Pursuant to such Loan Transfer Supplement, the Transferor Bank is required to deliver its Note to the Administrative Agent on or before the Transfer Effective Date.

3.          Pursuant to such Loan Transfer Supplement, the Borrowers are required to deliver to the Administrative Agent on or before the fifth (5th) Business Day from its receipt of this notice, in return for the Note surrendered to the Administrative Agent by the Transferor Bank, the following Notes [Describe each Note for Transferor Bank and Purchasing Bank as to principal amount and payee], dated [___________].

4.          Pursuant to such Loan Transfer Supplement each Purchasing Bank is required to pay its Purchase Price to the Transferor. Bank at or before 12:00 Noon on the Transfer Effective Date in immediately available funds.

Very truly yours,

CORTLAND CAPITAL MARKET SERVICES LLC., as Administrative Agent

By:
Name:
Title:

Schedule 10.07 - 9

EXHIBIT A

BORROWER OIL AND GAS PROPERTIES

See attached

A-1 Borrower Oil and Gas Properties

EXHIBIT B

[RESERVED]

B-1

EXHIBIT C

FORM OF AMENDED AND RESTATED NOTE

$________________________	May [__], 2017

FOR VALUE RECEIVED, ENERJEX KANSAS, INC., BLACK RAVEN ENERGY, INC., WORKING INTEREST, LLC, ADENA, LLC, KANSAS HOLDINGS, LLC and BLACK SABLE ENERGY, LLC (collectively, “Borrowers”), jointly and severally, hereby promise to pay to the order of __________________________, or its registered assigns (“Bank”), in accordance with the provisions of the Agreement (as hereinafter defined) the principal amount of _____ MILLION AND NO/100 DOLLARS ($____________________) or so much thereof as may be outstanding from time to time, pursuant to the terms and conditions of that certain Second Amended and Restated Credit Agreement, dated as of even date herewith (as the same may be amended, restated, extended, or supplemented from time to time, the “Agreement”), among Borrowers, Cortland Capital Market Services LLC, as Administrative Agent and the Banks party thereto from time to time. Capitalized terms used but not defined in this Note have the meanings given them in the Agreement.

Borrowers promise to pay interest on the unpaid principal amount of the Loan evidenced by this Note from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Bank in Dollars in immediately available funds at Administrative Agent’s Lending Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set out in the Agreement.

This Note is the “Note” referred to in the Agreement and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in, and subject to the terms and conditions of, the Agreement. Loans made by Bank shall be evidenced by one or more Loan accounts or records maintained by Administrative Agent in the ordinary course of business. Bank may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

This Note is issued as a renewal, extension and modification of, but not a novation of, or an accord and satisfaction of, all notes issued and outstanding under the Existing Loan Agreement (together, the "Prior Notes"), provided that this Note supersedes and replaces the Prior Notes, and all obligations of the Borrowers and their affiliates under the Prior Notes, in their entirety, such that no Borrower, affiliate of a Borrower, or any other Person shall have any obligations under any of the Prior Notes.

C-1 Form of Amended and Restated Note

Borrowers, for themselves, and their respective successors and assigns, hereby waive diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

ENERJEX KANSAS, INC.

By:
Louis Schott
Chief Executive Officer

BLACK RAVEN ENERGY, INC.

By:
Louis Schott
Chief Executive Officer

ADENA, LLC

By:
Louis Schott
Chief Executive Officer

KANSAS HOLDINGS, LLC

By:
Louis Schott
Chief Executive Officer

WORKING INTEREST, LLC

By:
Louis Schott
Chief Executive Officer

BLACK SABLE ENERGY, LLC

By:
Louis Schott
Chief Executive Officer

C-2 Form of Amended and Restated Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-3 Form of Amended and Restated Note

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: __________

To:	Cortland Capital Market Services LLC, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of May [__], 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among EnerJex Kansas, Inc., Black Raven Energy, Inc., Working Interest, LLC, Adena, LLC, Kansas Holdings, LLC and Black Sable Energy, LLC (collectively, “Borrowers”), and Cortland Capital Market Services LLC (“Administrative Agent”) and the Banks party thereto.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________________________________ of Borrowers, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to Administrative Agent on behalf of Borrowers, and that:

[Use following for fiscal year-end financial statements]

1.          Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Borrowers ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following for fiscal quarter-end financial statements]

1.          Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Borrowers ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Borrowers and their Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.          The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrowers during the accounting period covered by the attached financial statements.

3.          A review of the activities of Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrowers performed and observed all their Obligations under the Loan Documents, and

D-1 Form of Compliance Certificate

[select one:]

[to the best knowledge of the undersigned during such fiscal period, Borrowers performed and observed each covenant and condition of the Loan Documents applicable to them.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.          The representations and warranties of Borrowers contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.          Attached hereto as Schedule 2 is a list of purchasers and potential purchasers required by Section 6.21 of the Agreement. [Insert this section if fiscal year-end financial statements only.]

IN WITNESS WHEREOF, the undersigned have executed this Compliance Certificate as of the ____ day of ___________________, 20__.

ENERJEX KANSAS, INC.

By:
Name:
Title:

BLACK RAVEN ENERGY, INC.

By:
Name:
Title:

WORKING INTEREST, LLC

By:
Name:
Title:

D-2 Form of Compliance Certificate

ADENA, LLC

By:
Name:
Title:

KANSAS HOLDINGS, LLC

By:
Name:
Title:

BLACK SABLE ENERGY, LLC

By:
Name:
Title:

D-3 Form of Compliance Certificate

SCHEDULE 2
TO THE COMPLIANCE CERTIFICATE

D-4 Form of Compliance Certificate

EXHIBIT E

COLLATERAL DOCUMENTS

The Collateral Documents securing Borrowers’ Obligations and Indebtedness to Administrative Agent for the benefit of the Banks shall include the following, each in form and content satisfactory to Administrative Agent:

1.             (KANSAS) SECOND AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION AND REVENUES (or such other similarly entitled documents) granting Administrative Agent a first priority security interest in all of EnerJex Kansas’ Borrower Oil and Gas Properties, and all products and proceeds thereof.

2.             (KANSAS) AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION AND REVENUES (or such other similarly entitled documents) granting Administrative Agent a first priority security interest in all of Working Interest’s Borrower Oil and Gas Properties, and all products and proceeds thereof.

3.             ORIGINAL BORROWERS SECURITY AGREEMENT AND SUPPLEMENTAL BORROWERS SECURITY AGREEMENT, as amended by the Original Borrowers Security Agreement Amendment and the Supplemental Borrowers Security Agreement Amendment, granting Administrative Agent a first priority security interest in all of the personal property of Borrowers (other than Kansas Holdings) and Parent that constitute Kansas Assets, and all products and proceeds thereof.

4.             FINANCING STATEMENTS in connection with the Collateral Documents described in the preceding paragraphs, in form and number satisfactory to Administrative Agent as it may specify (including additional or supplemental financing statements, amendments thereto, and continuation statements thereof).

5.             OTHER COLLATERAL DOCUMENTS. Such other instruments or documents as are necessary or appropriate from time to time, in the opinion of Administrative Agent, to perfect to the satisfaction of Administrative Agent, Administrative Agent’s liens, security interests, and other rights in the Borrower Oil and Gas Properties and in any and all other collateral covered by or described in (or, as evidenced by the Credit Agreement, intended to have been covered by) any of the other Collateral Documents described above.

E-1 Collateral Documents

EXHIBIT F

FORM OF GUARANTY

THIS GUARANTY (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is executed effective as of [______________], by the undersigned (“Guarantor”) for the benefit of CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company, as Administrative Agent (together with its successors and permitted assigns in such capacity the “Administrative Agent”).

RECITALS

A.           ENERJEX KANSAS, INC. (f/k/a Midwest Energy, Inc.), a Nevada corporation , BLACK RAVEN ENERGY, INC., a Nevada corporation, WORKING INTEREST, LLC, a Kansas limited liability company, ADENA, LLC, a Colorado limited liability company, KANSAS HOLDINGS, LLC, a Delaware limited liability company and BLACK SABLE ENERGY, LLC, a Texas limited liability company (collectively, “Borrowers”), Administrative Agent and the Banks have entered into that certain Second Amended and Restated Credit Agreement dated May [__], 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), together with certain other Loan Documents (as defined in the Credit Agreement).

B.           Guarantor is a Subsidiary of [______________________], and has agreed to enter into this Guaranty so that Borrowers can continue to receive the benefits of and accommodations under the Credit Agreement.

C.           It is expressly understood among Borrowers, Guarantor, and Administrative Agent that the execution and delivery of this Guaranty is a condition precedent to the Banks’ obligation to extend credit or permit the ongoing extension of credit under the Credit Agreement.

D.           Guarantor may reasonably be expected to benefit directly or indirectly from Borrowers’ execution of the Credit Agreement.

AGREEMENTS

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1.          Definitions. Each capitalized term used but not defined in this Guaranty shall have the meaning given that term in the Credit Agreement. The following terms shall have the following meanings as used in this Guaranty:

“Borrowers” has the meaning given in Recital A and includes, without limitation, all of Borrowers’ successors and permitted assigns, any Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for any Borrower or for all or any portion of any Borrower’s assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Law from time to time in effect.

“Company Indebtedness” means all obligations of any Borrower or any of its Subsidiaries to Guarantor, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now existing or arising after the date of this Guaranty, due or to become due to Guarantor, or held or to be held by Guarantor, whether created directly or acquired by assignment or otherwise, and whether or not evidenced by written instrument including the obligation of any Borrower to Guarantor as a subrogee of the Administrative Agent or resulting from Guarantor’s performance under this Guaranty.

“Guaranteed Obligations” means the Obligations including, without limitation, interest accruing before and after maturity, before and after an Event of Default, and during the pendency of any bankruptcy, receivership insolvency or other similar proceeding under any applicable Debtor Relief Law (regardless whether such interest is allowed in such proceeding), and any and all costs and Attorney Costs incurred by Administrative Agent (a) in connection with any waiver, amendment, consent or default under the Loan Documents, or (b) to enforce Borrowers’, Guarantor’s, or any other obligor’s payment of any portion of the Guaranteed Obligations.

“Paid in Full” or “Payment in Full” means that the Guaranteed Obligations are completely paid in full (including principal, interest, fees and expenses).

2.          Guaranty.

(a)          Guarantor hereby guarantees to Administrative Agent and the Banks prompt payment and performance of the Guaranteed Obligations when due (at stated maturity, upon acceleration or otherwise) and at all times thereafter.

(b)          Upon Administrative Agent’s written demand after the occurrence and continuation of an Event of Default, Guarantor shall promptly pay to Administrative Agent any amount due under this Guaranty (in no event may such payment be delivered to Administrative Agent later than 3 days after the date of Administrative Agent’s written demand).

(c)          This is an absolute, unconditional, irrevocable and continuing guaranty of payment (and not of collection) of the Guaranteed Obligations and the other amounts due under this Guaranty, and this Guaranty will remain in effect until the Guaranteed Obligations are Paid in Full. The circumstance that at any time or from time to time all or any portion of the Guaranteed Obligations may be $0 (or may have been paid in full) shall not affect Guarantor’s obligation under this Guaranty. Guarantor may not rescind or revoke its obligations to Administrative Agent under this Guaranty.

(d)          All amounts in cash received by Administrative Agent under this Guaranty in respect of the Guaranteed Obligations shall be applied to the Obligations under the Credit Agreement.

2

3.          Default by Borrowers. If an Event of Default exists, Guarantor shall pay to Administrative Agent, any and all amounts then due and payable under this Guaranty on demand and without (a) further notice of dishonor, to Guarantor, (b) any prior notice to Guarantor of the acceptance by Administrative Agent of this Guaranty, (c) any notice having been given to Guarantor prior to such demand of the creating or incurring of such Indebtedness, or (d) notice of intent to accelerate or notice of acceleration to Guarantor or Borrowers. To enforce such payment by Guarantor it shall not be necessary for Administrative Agent to first or contemporaneously institute suit or exhaust remedies against any Borrower or others liable on such Indebtedness, or to enforce rights against any security or collateral ever given to secure such Indebtedness.

4.          Amount of Guaranty and Consideration. The Administrative Agent’s and the Banks’ books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon Guarantor and conclusive for the purpose of establishing such amounts, absent manifest error. In consummating the transactions contemplated by this Guaranty, Guarantor does not intend to disturb, delay, hinder, or defraud either its present or future creditors. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of each Borrower and is familiar with the value of the security and support for the payment and performance of the Guaranteed Obligations. Based upon such examination, and taking into account the fairly discounted value of Guarantor’s contingent obligations under this Guaranty and the value of the subrogation and contribution claims Guarantor could make in connection with this Guaranty, and assuming each of the transactions contemplated by the Credit Agreement is consummated and Borrowers make full use of the credit facilities thereunder, the present realizable fair market value of the assets of Guarantor exceeds the total obligations of Guarantor, and Guarantor is able to realize upon its assets and pay its obligations as such obligations mature in the normal course of business. Guarantor represents and warrants to Administrative Agent that the value of consideration received and to be received by Guarantor is reasonably worth at least as much as its liability under this Guaranty, and such liability may reasonably be expected to benefit Guarantor, directly or indirectly.

5.          Liability for Other Indebtedness of Borrowers. If, and only if, Guarantor becomes liable for any Indebtedness owing by Borrowers to Administrative Agent or Banks by executing a promissory note or guaranty, by endorsement, or otherwise, other than under this Guaranty, such liability shall not be impaired or affected by this Guaranty and the rights of Administrative Agent under this Guaranty shall be cumulative of any and all other rights that Administrative Agent may ever have against Guarantor.

6.          Subordination. Guarantor hereby expressly subordinates all Company Indebtedness to the Payment in Full of the Guaranteed Obligations. Guarantor agrees not to receive or accept any payment from any Borrower or any of its Subsidiaries with respect to the Company Indebtedness at any time an Event of Default exists and, in the event Guarantor receives any payment on the Company Indebtedness in violation of the foregoing, Guarantor shall hold any such payment in trust for the benefit of Administrative Agent and promptly turn it over to Administrative Agent, in the form received (with any necessary endorsements), to be applied to the Guaranteed Obligations.

3

7.          Subrogation. Until the Guaranteed Obligations are Paid In Full, Guarantor agrees that it will not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights or Liens of Administrative Agent or any other beneficiary against any Borrower, any of its Subsidiaries, or any other obligor on the Guaranteed Obligations or any Collateral or other security, or (b) any right of recourse, reimbursement, subrogation, contribution, indemnification, or similar right against any Borrower, any of its Subsidiaries, or any other obligor or other guarantor on all or any part of the amounts due under this Guaranty (whether such rights in clause (a) or clause (b) arise in equity, under contract, by statute, under common law, or otherwise).

8.          Enforceability of Guaranty; No Release.

(a)          This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any part of the Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any Collateral securing the Guaranteed Obligations, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of Guarantor under this Guaranty.

(b)          Guarantor agrees that the Administrative Agent may, at any time and from time to time, and without notice to Guarantor, make any agreement with the Borrowers or with any other Person liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations or any Collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of Collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of Guarantor under this Guaranty, except that Guarantor’s obligation hereunder shall not exceed the amount of its obligation contemplated hereunder as a result of such modification or amendment.

(c)          Guarantor hereby agrees its obligations under the terms of this Guaranty shall not be released, discharged, diminished, impaired, reduced or otherwise adversely affected by any of the following: (i) Administrative Agent’s taking or accepting of any other security or guaranty for any or all of the Guaranteed Obligations; (ii) any release, surrender, exchange, subordination or loss of any security at any time existing in connection with any or all of the Guaranteed Obligations; (iii) any full or partial release of the liability of any other obligor on the Guaranteed Obligations; (iv) the insolvency, becoming subject to any Debtor Relief Law, or lack of Corporate Power of any Borrower, or any party at any time liable for the payment of any or all of the Guaranteed Obligations; (v) any renewal, extension or rearrangement of the payment of any or all of the Guaranteed Obligations, either with or without notice to or consent of Guarantor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Administrative Agent to any Borrower, Guarantor, or any other obligor on the Guaranteed Obligations; (vi) any neglect, delay, omission, failure or refusal of Administrative Agent to take or prosecute any action for the collection of all or any part of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any instrument or agreement evidencing or securing any or all of the Guaranteed Obligations; (vii) any failure of Administrative Agent to give Guarantor notice of any of the foregoing it being understood that Administrative Agent shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, other than any notice expressly required to be given to Guarantor under this Guaranty, (viii) the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, or the officers creating same exceeded their authority or violated their fiduciary duties in connection therewith; (ix) any payment of the Guaranteed Obligations to Administrative Agent is held to constitute a preference under any Debtor Relief Law or if for any other reason Administrative Agent is required to refund such payment or make payment to someone else (and in each such instance this Guaranty shall be reinstated in an amount equal to such payment); or (x) any discharge, release, or other forgiveness of any Borrower’s personal liability for the payment of the Guaranteed Obligations, except any such discharge or release resulting from the Payment in Full of the Guaranteed Obligations.

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9.          Exercise of Rights and Waiver.

(a)          No failure by Administrative Agent to exercise, and no delay in exercising, any right or remedy under this Guaranty shall operate as a waiver thereof. The exercise by Administrative Agent of any right or remedy under this Guaranty under the Loan Documents, or other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by Law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

(b)          The obligations of Guarantor under this Guaranty are those of primary obligor, and not merely as surety, and are independent of the Obligations or Guaranteed Obligations. Guarantor waives diligence by Administrative Agent and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including any provisions of Laws requiring Administrative Agent to exhaust any right or remedy or to take any action against any Borrower, any of its Subsidiaries, any other guarantor or any other Person before enforcing this Guaranty against Guarantor. Guarantor hereby waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against Borrowers or others, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended (regarding a Guarantor’s right to require Administrative Agent to sue a Borrower on accrued right of action following a Guarantor’s written notice to Administrative Agent), Section 17.001 of the Texas Civil Practice and Remedies Code, as amended (allowing suit against a Guarantor without suit against a Borrower, but precluding entry of judgment against a Guarantor prior to entry of judgment against a Borrower), Rule 31 of the Texas Rules of Civil Procedure, as amended (requiring Administrative Agent to join any Borrower in any suit against a Guarantor unless judgment has been previously entered against a Borrower), or otherwise.

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(c)          Guarantor waives notice of acceptance of this Guaranty, notice of any loan to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or nonpayment of any loan, notice of intent to accelerate, notice of acceleration, and notice of any suit or notice of the taking of other action by Administrative Agent against Borrowers, Guarantor or any other Person and any notice to any party liable thereon (including Guarantor).

10.         Stay of Acceleration. In the event that acceleration of the time for payment of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of any Borrower or any other Person, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by Administrative Agent.

11.         Expenses. Guarantor shall pay on demand all reasonable out-of-pocket expenses (including Attorneys Costs of Administrative Agent) in any way relating to the enforcement or protection of the Administrative Agent’s rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of the Administrative Agent in any case commenced by or against Guarantor under Title 11, United States Code or any similar or successor statute. The obligations of Guarantor under the preceding sentence shall survive termination of this Guaranty.

12.         Amendments. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by Administrative Agent and Guarantor.

13.         Reliance and Duty to Remain Informed. Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Credit Agreement and the other Loan Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Guarantor confirms that it has made its own independent investigation with respect to each Borrower’s creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by Administrative Agent as to such creditworthiness. Guarantor expressly assumes all responsibilities to remain informed of the financial condition of each Borrower and any circumstances affecting (a) Borrowers’ ability to perform under the Loan Documents to which any Borrower is a party or (b) any Collateral securing all or any part of the Guaranteed Obligations.

14.         Change in Guarantor’s Status. Should Guarantor become insolvent, or fail to pay its debts generally as they become due, or voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of Administrative Agent granted under this Guaranty, then, in any such event, the Guaranteed Obligations shall be, as between Guarantor and Administrative Agent, a fully matured, due, and payable obligation of Guarantor to Administrative Agent (without regard to whether a Borrower is then in Default or whether the Guaranteed Obligations, or any part thereof is then due and owing by a Borrower to Administrative Agent), payable in full by such Guarantor to Administrative Agent upon demand, which shall be the estimated amount owing in respect of the contingent claim created under this Guaranty.

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15.         Representations and Warranties. Guarantor acknowledges that certain representations and warranties set forth in the Credit Agreement are in respect of Guarantor, and Guarantor reaffirms that each such representation and warranty is true and correct in all material respects. Guarantor further represents and warrants that (a) it is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) it has all requisite Corporate Power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver, and perform its obligations under this Guaranty, except to the extent the failure to have such governmental licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect, (c) the execution, delivery and performance of this Guaranty has been duly authorized by all necessary Corporate Action, and do not and will not (i) contravene the terms of any of its Governing Documentation, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien on any of its assets, except to the extent such conflict could not reasonably be expected to have a Material Adverse Effect or (iii) violate any Law, except to the extent such violation could not reasonably be expected to have a Material Adverse Effect, (d) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Guarantor, except to the extent that the failure to obtain any such approval, consent, exemption, authorization or other action by, to provide any such notice to, or to make any such filing could not reasonably be expected to have a Material Adverse Effect, and (e) this Guaranty has been duly executed and delivered by Guarantor and it creates a legal, valid and binding obligation of Guarantor, enforceable against Guarantor, subject to Debtor Relief Laws and general principles of equity.

16.         Covenants. Guarantor acknowledges that certain covenants set forth in the Credit Agreement are in respect of it or shall be imposed upon it, and Guarantor covenants and agrees to promptly and properly perform, observe, and comply with each such covenant.

17.         Offset Claims. To the extent permitted by applicable Law, the Guaranteed Obligations shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense (except for the defense of Payment in Full of the Guaranteed Obligations) of any Borrower, Guarantor or any other party against Administrative Agent or against payment of the Guaranteed Obligations, whether such offset, claim, or defense arises in connection with the Guaranteed Obligations or otherwise. Such claims and defenses (including, without limitation, failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability, accord and satisfaction, and usury) are hereby expressly waived by Guarantor.

18.         Setoff. If and to the extent any payment is not made when due under this Guaranty, Administrative Agent may setoff and charge from time to time any amounts so due against any or all of Guarantor’s accounts or deposits with Administrative Agent.

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19.         Binding Agreement. This Guaranty is for the benefit of Administrative Agent and its successors and assigns. Guarantor acknowledges that in the event of an assignment of the Guaranteed Obligations or any part thereof in accordance with the Credit Agreement, the rights and benefits under this Guaranty, to the extent applicable to the Indebtedness so assigned, may be transferred with such Indebtedness. This Guaranty is binding on Guarantor and its successors and permitted assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void).

20.         Notices. All notices required or permitted to be given under this Guaranty, if any, must be in writing and shall or may, as the case may be, be given in the same manner as notice is given under the Credit Agreement as follows:

If to Administrative Agent:

Cortland Capital Market Services LLC

225 W. Washington St. 21st Floor

Chicago, Illinois 60606

Attn:	Maria Villagomez and Legal Department

Telephone: (312) 564-5100

Facsimile: (312) 376-0751

Electronic Mail: CPCagency@cortlandglobal.com and legal@cortlandglobal.com with a copy to:

Holland & Knight LLP

131 S. Dearborn St., 30th Floor

Chicago, Illinois 60603

Attn: Joshua M. Spencer

Telephone: (312) 715-5709

Facsimile: (312) 578-6666

Electronic Mail: joshua.spencer@hklaw.com

If to Guarantor:

Telephone No.:
Facsimile No.:
E-mail:
Attention:

By giving at least 30 days written notice, any party to this Guaranty shall have the right from time to time and at any time while this Guaranty is in effect to change their respective addresses or fax numbers and each shall have the right to specify a different address or fax number within the United States of America. Nothing in this Section shall be construed to require any notice to Guarantor not otherwise expressly required in this Guaranty.

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21.         Reinstatement and Termination.

(a)          Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of a Borrower or any other Person or otherwise, as if such payment had not been made and whether or not the Administrative Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

(b)          Subject to clause (a) regarding reinstatement, this Guaranty shall terminate and be released on the date the Guaranteed Obligations are Paid In Full.

22.         Governing Law. THIS GUARANTY IS TO BE CONSTRUED — AND ITS PERFORMANCE ENFORCED — UNDER TEXAS LAW.

23.         Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR CONTROVERSY BETWEEN GUARANTOR AND ADMINISTRATIVE AGENT, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE, DIRECTLY OR INDIRECTLY, TO THIS GUARANTY, OR ANY OTHER LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

24.         No Oral Agreements. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS GUARANTY, THE CREDIT AGREEMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY ANY BORROWER, ADMINISTRATIVE AGENT OR GUARANTOR (OR BY ANY BORROWER OR GUARANTOR FOR THE BENEFIT OF ADMINISTRATIVE AGENT) REPRESENTS THE FINAL AGREEMENT BETWEEN BORROWERS, GUARANTOR, AND ADMINISTRATIVE AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS SECTION IS INCLUDED HEREIN PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED FROM TIME TO TIME.

[Signature and acknowledgment page follows]

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This Guaranty is executed on the date set out in the acknowledgement below but is to be effective for all purposes as of the date set out in the preamble to this Limited Guaranty.

GUARANTOR:

a

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on the _____ day of _____________, 201_, by ______________________, ______________________ of ___________________, a _______________________, on behalf of such ___________, for the purpose and consideration therein stated.

Notary Public, State of

(Signature and Acknowledgement Page to Guaranty)

EXHIBIT G

FORM OF JOINDER AGREEMENT

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of May [__], 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the defined terms of which are used in herein as defined therein unless otherwise defined herein) among ENERJEX KANSAS, INC. (f/k/a Midwest Energy, Inc.), a Nevada corporation, BLACK RAVEN ENERGY, INC., a Nevada corporation, WORKING INTEREST, LLC, a Kansas limited liability company, ADENA, LLC, a Colorado limited liability company, KANSAS HOLDINGS, LLC, a Delaware limited liability company and BLACK SABLE ENERGY, LLC, a Texas limited liability company (together with Subsidiaries of any such party that hereafter execute and deliver a Joinder Agreement, collectively, “Borrowers”), and CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company, as Administrative Agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and the several banks and financial institutions from time to time parties to the Credit Agreement (the “Banks,”). Each of the undersigned (each a “New Borrower” and collectively, the “New Borrowers”) hereby agrees with the Administrative Agent, the Banks and the Borrowers as follows:

1.          In accordance with Section 6.13 of the Credit Agreement, each New Borrower hereby (a) joins the Credit Agreement as a party thereto and shall have all the rights of a Borrower and assumes all the obligations of a Borrower under the Credit Agreement and the other Loan Documents to which the other Borrowers are a party, (b) agrees to be bound by the provisions of the Credit Agreement or such other Loan Documents as if the New Borrower had been an original party to the Credit Agreement or such other Loan Documents, and (c) confirms that, after joining the Credit Agreement and the other Loan Documents as set forth above, the representations and warranties set forth in the Credit Agreement and the other Loan Documents with respect to such New Borrower are true and correct in all material respects as of the date of this Joinder Agreement and that no Default has occurred and is continuing. Each reference to a “Borrower” under the Credit Agreement and all other Loan Documents shall be deemed to include each New Borrower except to the extent the context requires reference only to another particular Borrower.

2.          Each New Borrower represents and warrants to the Administrative Agent and the Banks that this Joinder Agreement has been duly authorized, executed and delivered by it by all requisite Corporate Action and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable Debtor Relief Laws and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

3.          This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

G - 1 Form of Joinder Agreement

4.          THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS JOINDER AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN HOUSTON OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, ADMINISTRATIVE AGENT, BORROWERS, NEW BORROWERS AND THE BANKS CONSENT, FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. BORROWERS, NEW BORROWERS, THE BANKS AND ADMINISTRATIVE AGENT IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. BORROWERS, THE BANKS AND ADMINISTRATIVE AGENT WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

5.          In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). Each New Borrower shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

6.          All communications and notices hereunder shall be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to a New Borrower shall be given to it at the address set forth under its signature below.

7.          Each New Borrower shall cooperate with the Administrative Agent and the Banks and execute such further instruments and documents as the Administrative Agent and the Banks shall reasonably request to effect, to the reasonable satisfaction of the Administrative Agent and the Banks, the purposes of this Joinder Agreement.

8.          Concurrently with the delivery of this Joinder Agreement, (a) the New Borrowers and the existing Borrowers shall execute and deliver to each Bank a new Note in the principal amount of such Bank’s Loan and (b) the New Borrowers shall execute, complete and deliver to the Administrative Agent a Security Agreement in the form executed by the Borrowers.

THIS JOINDER AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

G - 2 Form of Joinder Agreement

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF this Joinder Agreement is made effective as of the ____ day of ________, 20__.

[ ],
a [ ]

By:
Name:
Title:

Address:

Attention:

Telecopy No:	(___) -

G - 3 Form of Joinder Agreement

Acknowledged and consented effective as of _______________ __, 20__:

ENERJEX KANSAS, INC.

By:
Name:
Title:

BLACK RAVEN ENERGY, INC.

By:
Name:
Title:

WORKING INTEREST, LLC

By:
Name:
Title:

ADENA, LLC

By:
Name:
Title:

KANSAS HOLDINGS, LLC

By:
Name:
Title:

BLACK SABLE ENERGY, LLC

By:
Name:
Title:

CORTLAND CAPITAL MARKET SERVICES LLC,
as Administrative Agent

By:
Name:
Title:

G - 4 Form of Joinder Agreement